                                                                   EXHIBIT 10.10


                                  OFFICE LEASE
                                     BETWEEN


          THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (LANDLORD) AND

                          QUEST SOFTWARE, INC. (TENANT)



                     CORNERSTONE AT CANTERA OFFICE BUILDING

                               4320 WINFIELD ROAD
                              WARRENVILLE, IL 60555

                                TABLE OF CONTENTS

ARTICLE                                                                      PAGE
-------                                                                      ----
Article 1.  BASIC LEASE INFORMATION............................................1

         1.1          Basic Lease Information..................................1
         1.2          Exhibits.................................................3

Article 2.  AGREEMENT..........................................................3

         2.1          Lease Grant, Term and Use................................3
         2.2          Termination Right........................................3

Article 3.  DELIVERY OF PREMISES...............................................4

         3.1          Delivery of Possession...................................4
         3.2          Early Entry..............................................4
         3.3          Right of First Offer.....................................4

Article 4.  MONTHLY RENT.......................................................6

         4.1          Monthly Rent.............................................6
         4.2          .........................................................6

Article 5. OPERATING EXPENSES..................................................7

         5.1          General..................................................7
         5.2          Estimated Payments.......................................8
         5.3          Annual Settlement........................................8
         5.4          Final Proration..........................................9
         5.5          Occupancy Variance.......................................9
         5.6          Other Taxes..............................................9
         5.7          Additional Rent..........................................9

Article 6. INSURANCE  ........................................................10

         6.1          Landlord's Insurance....................................10
         6.2          Tenant's Insurance......................................10
         6.3          Forms of Policies.......................................10
         6.4          Waiver of Subrogation...................................10
         6.5          Adequacy of Coverage....................................10
         6.6          Certain Insurance Risks.................................11

Article 7.  USE...............................................................11

Article 8.  COMPLIANCE WITH LAWS..............................................11

Article 9.  HAZARDOUS MATERIALS...............................................11

Article 10.  ASSIGNMENT AND SUBLETTING........................................12

         10.1         General.................................................12

                                                                            Page
                                                                            ----

         10.2         Recapture...............................................12
         10.3         Submission of Information...............................13
         10.4         Payments to Landlord....................................14
         10.5         Prohibited Transfers....................................14
         10.6         Permitted Transfer......................................14
         10.7         Condition...............................................14
         10.8         Remedies................................................14

Article 11.  RULES AND REGULATIONS............................................14

Article 12.  COMMON AREAS.....................................................15

Article 13.  LANDLORD'S SERVICES..............................................15

         13.1         Landlord's Repair and Maintenance.......................15
         13.2         Landlord's Other Services...............................15
         13.3         Tenant's Costs..........................................16
         13.4         Limitation on Liability.................................16

Article 14.  TENANT'S CARE OF THE PREMISES....................................17

Article 15.  ALTERATIONS......................................................17

         15.1         General.................................................17
         15.2         Free-Standing Partitions................................17
         15.3         Removal.................................................17
         15.4         ADA Compliance..........................................18

Article 16.  MECHANICS' LIENS.................................................18

Article 17.  END OF TERM......................................................18

Article 18.  EMINENT DOMAIN...................................................19

Article 19.  DAMAGE AND DESTRUCTION...........................................19

Article 20.  SUBORDINATION....................................................20

         20.1         General.................................................20
         20.2         Attornment..............................................20

Article 21.  ENTRY BY LANDLORD................................................21

Article 22.  INDEMNIFICATION, WAIVER AND RELEASE..............................21

         22.1         Tenant's Indemnification ...............................21
         22.2         Waiver and Release......................................21

Article 23.  QUIET ENJOYMENT..................................................22

Article 24.  EFFECT OF SALE...................................................22

Article 25.   DEFAULT ........................................................22

         25.1         Events of Default by Tenant.............................22
         25.2         Landlord's Remedies.....................................23
         25.3         Damages; no Termination.................................23

                                                                            Page
                                                                            ----

         25.4         Damages upon Termination................................23
         25.5         Cumulative Remedies.....................................24
         25.6         ........................................................24

Article 26. INTENTIONALLY OMITTED.............................................24

Article 27. PARKING   ........................................................24

Article 28. MISCELLANEOUS.....................................................25

         28.1         Intentionally Omitted...................................25
         28.2         Security Deposit........................................25
         28.3         Signs...................................................25
         28.4         No Offer................................................25
         28.5         Joint and Several Liability.............................25
         28.6         No Construction Against Drafting Party..................26
         28.7         Time of the Essence.....................................26
         28.8         No Recordation..........................................26
         28.9         No Waiver...............................................26
         28.10        Limitation on Recourse..................................26
         28.11        Estoppel Certificates...................................26
         28.12        Waiver of Jury Trial....................................26
         28.13        No Merger...............................................26
         28.14        Holding Over............................................27
         28.15        Notices.................................................27
         28.16        Severability............................................27
         28.17        Written Amendment Required..............................27
         28.18        Captions................................................27
         28.19        Authority...............................................27
         28.20        Brokers.................................................27
         28.21        Governing Law...........................................27
         28.22        No Easements for Air or Light...........................27
         28.23        Tax Credits.............................................28
         28.24        Intentionally Omitted...................................28
         28.25        Landlord's Fees.........................................28
         28.26        Non-waiver..............................................28
         28.27        Presumption.............................................28
         28.28        Waiver of Technical Defects in Notices..................28
         28.29        No Right to Terminate...................................28
         28.30        No Liability for Crimes.................................28
         28.31        Binding Effect..........................................28
         28.32        Confidentiality.........................................28
         28.33        Force Majeure...........................................29
         28.34        Interest................................................29
         28.35        Entire Agreement........................................29


EXHIBITS

         Exhibit A -- Layout Of The Premises

         Exhibit B -- Work Letter

         Exhibit C -- Commencement Date Certificate

         Exhibit D -- Rules and Regulations

         Exhibit E -- Tenant Estoppel Certificate

         Exhibit F -- Option to Renew

         Exhibit G - Janitorial Specifications

                                  OFFICE LEASE
                                     BETWEEN
         THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY ("LANDLORD") AND

                         QUEST SOFTWARE, INC. ("TENANT")


         THIS OFFICE LEASE ("Lease") is entered into by Landlord and Tenant on the date set forth in the following Basic Lease Information. Landlord and Tenant hereby agree as follows:


ARTICLE 1.   BASIC LEASE INFORMATION.
------------------------------------

         1.1 BASIC LEASE INFORMATION. In addition to the Terms that are defined elsewhere in this Lease, the following terms shall have the following meaning as set forth in this Lease:

                  (a)      LEASE DATE: September 30, 1999

                  (b)      LANDLORD:  The Northwestern Mutual Life Insurance
                           Company
                           TYPE OF LEGAL ENTITY AND STATE OF FORMATION:
                           a Wisconsin Corporation

                  (c)      LANDLORD'S ADDRESS FOR RECEIPT OF NOTICE:

                           The Northwestern Mutual Life Insurance Company c/o Northwestern Investment Management Company 10 South Wacker Drive, Suite 3400
                           Chicago, IL 60606
                           Attn:  Regional Manager
                           (Fax:  312/559-0198)

                           with a copy to:

                           Northwestern Investment Management Company
                           720 East Wisconsin Avenue
                           Milwaukee, WI 53202
                           Attn:  Managing Director-Asset Management
                           (Fax:  414/299-7016)

                  (d)      TENANT:  Quest Software, Inc.
                           TYPE OF LEGAL ENTITY AND STATE OF FORMATION:
                           a California corporation

                  (e) TENANT'S ADDRESS FOR RECEIPT OF NOTICE: at the following address until the Commencement Date, and thereafter at the Premises:

                           Quest Software, Inc.
                           610 Newport Center Drive; Suite 1400
                           Newport Beach, CA  92660
                           Attn:  Susan Twellman
                           (Fax: 949-720-0426)

                           with a copy to:  Pinto & Dubia, LLP
                           2 Park Plaza, Suite 300
                           Irvine, CA  92614-8513
                           Attn:  Tracy D. Johnson
                           (Fax: 949-833-2067)

                  (f) LAND: The parcel of land located at the Building Address upon which the Building is situated.

                  (g) PROJECT: The development commonly known as Cornerstone At Cantera consisting of the Land and all Improvements built on the Land, including without limitation, the Building, Common Areas, parking lot or parking structure, if any, walkways, driveways, fences and landscaping.

                  (h) BUILDING: The building located on the Land of which the Premises are a part.

                  (i) BUILDING ADDRESS: 4320 Winfield Road, Warrenville, Illinois 60555.

                  (j) PREMISES: The Premises located at Suite 500 on the fifth floor of the Building, as further shown on Exhibit A to this Lease.

                  (k) RENTABLE AREA OF THE PREMISES: 15,633 square feet, which Landlord and Tenant hereby conclusively agree shall be the Rentable Area of the Premises for all purposes of this Lease.

                  (l) TERM: 84 months, beginning on the Commencement Date and ending on the Expiration Date.

                  (m) COMMENCEMENT DATE: November 1, 1999 or as extended pursuant to Article 3.1 of this Lease.

                  (n) EXPIRATION DATE: October 31, 2006, or as extended pursuant to Article 3.1 of this Lease.

                  (o) SECURITY DEPOSIT: $32,347.50, subject to the provisions of Article 28.2.

                  (p)      MONTHLY RENT: [see Section 4]
                           ($______________________________________)

                  (q) ADDITIONAL RENT: Any amounts that this Lease requires Tenant to pay in addition to Monthly Rent.

                  (r)      RENT: Collectively, the Monthly Rent and Additional
                           Rent.

                  (s) TENANT'S PROPORTIONATE SHARE: 10.4744%, which is the ratio of the rentable square footage of the Premises (15,633 square feet) to the rentable square footage of the Building (149,250 rentable square feet).

                  (t)      [Intentionally omitted.]

                  (u)      [Intentionally omitted.]

                  (v) LANDLORD'S BROKER: Jones Lang LaSalle Americas (Illinois), L.P.

                  (w)      TENANT'S BROKER: CB RICHARD ELLIS

                  (x) PRIME RATE: The rate of interest from time to time published in the "Money Rates" section of the Wall Street Journal on the date such calculation is to be made or if not published on such date, the date of publication immediately preceding such calculation date.

                  (y) USE: The permitted use of the Premises shall be used for general office use.

                  (z) LEASE YEAR: A period of twelve (12) consecutive calendar months with the first full Lease Year commencing on the Commencement Date (unless the Commencement Date is not the first day of a calendar month, in which case the first Lease Year will commence on the first day of the calendar month following the Commencement Date) and each succeeding Lease Year commencing on the anniversary of the commencement of the first Lease Year.

                  (aa) CALENDAR YEAR: Each year in which any part of the Term falls through and including the year in which the Term expires.

If any other provision of this Lease conflicts with anything set forth in this
Article 1.1, such other provision will prevail.

         1.2 EXHIBITS. The following exhibits are attached to this Lease and are made part hereof:

                  Exhibit A -- Layout Of The Premises

                  Exhibit B -- The Work Letter

                  Exhibit C -- Commencement Date Certificate

                  Exhibit D -- Rules and Regulations

                  Exhibit E -- Tenant Estoppel Certificate

                  Exhibit F -- Option to Renew

                  Exhibit G -- Janitorial Specifications


ARTICLE 2.   AGREEMENT.
----------------------

         2.1 LEASE GRANT, TERM AND USE. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, pursuant to the terms and conditions of this Lease. The duration of this Lease shall be the Term. The Term shall commence on the Commencement Date and shall expire on the Expiration Date, except as may be otherwise set forth in this Lease.

         Landlord also grants to Tenant the rights under this Lease to use in common with Landlord and other tenants, occupants and visitors to the Building, the common areas, as hereinafter defined, including the common walkways and sidewalks of the Property, the Building lobby (but not for advertising or promotional purposes), entrances, stairs and elevators, and, if the Premises include less than an entire floor of the Building, the common lobbies, hallways and toilets and other common facilities of such floor. Landlord reserves the right to increase, reduce or change the size, layout or location of the Common Areas and facilities (as long as access to the Premises is not materially impaired). No easement, license or other right to light, air or view is created by this Lease.

         For the purpose of calculating the amounts due from Tenant as Rent and other charges, the First Lease Year shall include the period of time beginning on the Commencement Date to the first day of the calendar month following the Commencement Date.

         2.2 TERMINATION RIGHT. Provided no Event of Default exists, and no condition exists which, with the giving of notice or the passing of time or both would result in an Event of Default, Tenant will have the right to terminate this Lease at the expiration of the fifth Lease Year. Tenant will exercise the right granted herein by delivering written notice to Landlord on or prior to February 1, 2004 exercising this termination right. Failure by Tenant to deliver such written notice within the time period stipulated herein will constitute a waiver of Tenant's right of termination.

         If Tenant elects to terminate this Lease as provided herein, Tenant must pay to Landlord an early termination fee in an amount equal to the sum of the following (the "TERMINATION FEE"): (i) $251,835.00 (which was calculated as the unamortized cost (as of the expiration of the fifth Lease Year) of the Work described in the Work Letter and of leasing commissions paid by Landlord in connection with this Lease, such costs being amortized at 11% per annum over the period beginning on the Commencement Date and ending on the scheduled expiration of the initial Lease Term as set forth in
Article 1.1(n)), plus any applicable sales tax, plus (ii) if Tenant has exercised its right of first offer under Article 3.3, the unamortized cost of any tenant improvement allowance or similar economic concession given to Tenant with respect to the Additional Premises and of any leasing commissions paid by Landlord in connection with the Additional Premises, such costs being amortized at 11% per annum over the period beginning on the date of the commencement of Tenant's lease of such Additional Premises and ending on the scheduled expiration of the initial Lease Term as set forth in Article 1.1(n) (as the same may have been extended under Article 3.1). Tenant must pay the entire Termination Fee at the time Tenant delivers its notice exercising its right to terminate. If the Termination Fee is not paid to Landlord when due, Tenant's right to terminate under this Article 2.2 will be deemed void and inoperable.

               If this Lease is terminated as provided herein, the parties agree to execute an instrument which confirms and effects a release and surrender of all right, title and interest in and to the Premises pursuant to the terms of this Lease and otherwise.


ARTICLE 3.   DELIVERY OF PREMISES.
---------------------------------

         3.1 DELIVERY OF POSSESSION. Landlord shall construct or install in the Premises any improvements to be constructed or installed by Landlord according to the Work Letter attached to this Lease as Exhibit B (such improvements described herein and in the Work Letter as the "Work" or "Tenant Improvements"). If Landlord is unable to deliver possession of the Premises or substantial completion of the Work is delayed due to any circumstances besides a Tenant Delay (as defined in the Work Letter), this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any resultant loss or damage; however, in such event the Commencement Date will be deferred until the Work is substantially complete and Landlord is able to deliver possession of the Premises to Tenant and the Expiration Date will be deferred for an equal amount of time. Substantial completion of the Work will include a final inspection by the City of Warrenville and the oral or written approval by such City for occupancy of the Premises. However, if the Expiration Date, as so extended, falls on other than the last day of a month, then the Expiration Date will be further extended to fall on the last day of such month. If Landlord's delay in delivering possession of the Premises or substantial completion of the Work is the result of a Tenant Delay, this Lease and Tenant's obligations hereunder shall be deemed to have become effective as of the scheduled Commencement Date, and there will be no deferral of the Commencement Date or Expiration Date. The Work shall be deemed substantially complete when the Work is completed except for Punch List items, as that term is defined in the Work Letter. Tenant and Landlord shall execute the Commencement Date Certificate attached to this Lease as Exhibit C within fifteen (15) days of Landlord's request.

         Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and the Work Letter.

         3.2 EARLY ENTRY. Tenant shall have the right to enter the Premises 5 days prior to the Commencement Date for the purpose of installing fixtures, furniture, equipment and telephone systems permitted by Landlord and for any other purpose permitted by Landlord. Such entry prior to the Commencement Date shall be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent. Tenant, its agents or employees shall not interfere with or delay Landlord's completion of construction of the Tenant Improvements set forth in the Work Letter. All rights of Tenant under this Article 3.2 shall be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local laws, rules, and regulations, so as not to interfere with Landlord's compliance with all laws, including the obtaining of a certificate of occupancy for the Premises. Landlord has the right to impose additional conditions on Tenant's early entry that Landlord, in its reasonable discretion, deems appropriate, including without limitation, an indemnification of Landlord and proof of insurance, and Landlord shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

         3.3 RIGHT OF FIRST OFFER. During the initial Term of this Lease (but excluding the Renewal Term) and subject to the provisions set forth hereinafter and provided Tenant has not exercised its right to terminate this Lease as set forth in Article 2.2 herein, Tenant will have a continuing right of first offer to lease from Landlord all or any of the remainder of the fifth floor of the Building (the "ADDITIONAL PREMISES").

         If Tenant's Exercise Notice (defined below) is received before the end of the first Lease Year and the scheduled commencement of Tenant's lease of the Additional Premises (or such portion) occurs during the first 15 full calendar months of the Term, then Tenant's lease of such space will be on the same terms as contained in this Lease for the initial Premises, excluding the Work Letter, and except that (a) the Monthly Rent for the Additional Premises will be at a rate equal to the Monthly Rent per rentable square foot per annum then applicable to the Premises, increasing as and when the Monthly Rent increases under this Lease; and (b) Landlord will cause such space to be improved at Tenant's cost, in accordance with Landlord's then standard-form work letter for "allowance" buildouts, except that Landlord will provide an allowance (which may be applied to hard and soft construction costs only) calculated as follows:
$35.00 multiplied by the number of rentable square feet in the subject portion of the Additional Premises to be leased by Tenant, divided by 84, and multiplied by the number of full calendar months in the period beginning on the date of commencement of the term of Tenant's lease of such portion of the Additional Premises through the Expiration Date.

         If Tenant's Exercise Notice (defined below) is received after the end of the first Lease Year or the scheduled commencement of Tenant's lease of the Additional Premises (or such portion) occurs after the first 15 full calendar months of the Term, then Tenant's lease of such space will be on the same terms as contained in this Lease for the initial Premises, excluding the Work Letter, and except that (A) the Monthly Rent for the Additional Premises will be at a rate equal to the then prevailing market rate as reasonably determined by Landlord for fully credit worthy tenants for comparable space in the Building and other first class office buildings which have comparable tenant improvements in the vicinity of the Building, for a term equal or comparable to the then-remaining initial Term of this Lease, with increases in fixed amounts based on prevailing-market Monthly Rent increases; and (B) Tenant will lease the Additional Premises in "as-is" condition, except that if in the prevailing market, as reasonably determined by Landlord, the rental rate determined in clause (A) above includes an allowance for leasehold improvements, then Landlord will grant to Tenant such prevailing market allowance (which may be applied to hard and soft construction costs only) to improve such space in accordance with Landlord's then standard-form work letter for "allowance" buildouts.

         The provisions of this Article will apply to all or any of the Additional Premises as all or any of the Additional Premises may become available for lease at any time from and after the date hereof, subject to any expansion and renewal options of any current tenant or tenants, their successors or assigns in the Building, and any extensions or renewals of existing leases for the Additional Premises. While Tenant's right of first offer is in effect, if Landlord sends to a prospective tenant a lease proposal for the Additional Premises, Landlord will contemporaneously deliver to Tenant a written notice stating that Landlord has delivered or is delivering such proposal to a prospective tenant, identifying the Additional Premises or portion thereof that is the subject of the proposal, and offering such space to Tenant on the terms set forth in this Section 3.3. Tenant must exercise its right of first offer by written notice to Landlord ("TENANT'S EXERCISE NOTICE") within 15 days following receipt of any such notice from Landlord. If Tenant exercises the right granted herein, Landlord and Tenant will enter into an amendment to this Lease to incorporate the respective portion of the Additional Premises and to make necessary adjustments to the Base Rental and similar provisions of this Lease. If Tenant declines to exercise its right as above provided for, or fails to deliver notice thereof within the time period stipulated above, or fails to execute the requisite amendment to this Lease, this right of first offer will lapse as to the subject proposal, and Landlord may lease the Additional Premises to the prospective tenant named in such proposal, or such prospective tenant's affiliates or designees, free of Tenant's rights under this Section but, after Landlord enters into any such lease of the Additional Premises with a third party(ies), if the subject portion of the Additional Premises again become available for lease (subject to any expansion and renewal options of any tenant or tenants at such time, their successors or assigns in the Building, and any extensions or renewals of such lease to such third party(ies) for the Additional Premises), Tenant will again have a right of first offer for the subject portion of the Additional Premises as set forth in this Section 3.3. However, if Landlord does not lease such space to such prospective tenant or its affiliates or designees, Landlord will continue to deliver to notify Tenant of Landlord's delivery of lease proposals to other prospective tenants of the Additional Premises, and Tenant's rights under this Section 3.3 will continue.

         The foregoing right of first offer may not be severed from this Lease or separately sold, assigned or transferred and is subject to the following additional conditions, namely: (a) that no less than 24 months remain on the current Term; (b) that the Term for any Additional Premises will run concurrently with this Lease; (c) that, at the time that Tenant exercises this right of first offer for any Additional Premises, no Event of Default exists, and no condition exists which, with the giving of notice or the passage of time, or both, would constitute an Event of

Default; (d) that, at the time Tenant exercises this right of first offer, Tenant occupies and is in possession of the Premises and has not assigned the Lease or sublet the Premises; and (e) that Tenant enters into an amendment to this Lease to incorporate the Additional Premises and make corresponding modifications to the provisions of this Lease.


ARTICLE 4.   MONTHLY RENT.
-------------------------

         4.1 MONTHLY RENT. Throughout the Term, and any renewal term which may be duly exercised by Tenant, Tenant shall pay Monthly Rent to Landlord in the amounts and for the time periods described as follows:

                PERIOD                            ANNUAL MONTHLY RENT                   MONTHLY INSTALLMENTS
                ------                            -------------------                   --------------------
Commencement Date through the last day                $265,761.00                            $22,146.75
of the first Lease Year                                                              ($17.00 x 15,633 rsf / 12)

First day of the second Lease Year                    $273,733.80                            $22,811.15
through the last day of the second                                                   ($17.51 x 15,633 rsf / 12)
Lease Year

First day of the third Lease Year                     $282,019.32                            $23,501.61
through the last day of the third                                                    ($18.04 x 15,633 rsf / 12)
Lease Year

First day of the fourth Lease Year                    $290,461.20                            $24,205.10
through the last day of the fourth                                                   ($18.58 x 15,633 rsf / 12)
Lease Year

First day of the fifth Lease Year                     $299,059.32                            $24,921.61
through the last day of the fifth                                                    ($19.13 x 15,633 rsf / 12)
Lease Year

First day of the sixth Lease Year                     $308,126.40                            $25,677.20
through the last day of the sixth                                                    ($19.71 x 15,633 rsf / 12)
Lease Year

First day of the seventh Lease Year                   $317,349.96                            $26,445.83
through the last day of the Lease Term                                               ($20.30 x 15,633 rsf / 12)


Monthly Rent shall be paid in advance on or before the first day of each calendar month of the Term, and shall be accompanied by any applicable rent, sales, use or other tax which is based on the amount and/or payment of Rent payable pursuant to this Lease. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Rent for such month will be paid on or before the first day of the Term. Monthly Rent shall be paid to Landlord, without written notice or demand and without deduction or offset (except as may be otherwise expressly provided in this Lease), as an independent covenant of Tenant, in lawful money of the United States of America at Landlord's address set forth in Article 1.1 herein or to such other address as Landlord may from time to time designate in writing. After the service of more than one notice on Tenant for overdue Rent or if more than one check is returned unpaid during any twelve month period during the Term, then Rent for the remainder of the Term shall be paid by cashier's check.

         4.2 If Tenant fails to pay any Rent when due, the unpaid amounts will be subject to a late payment charge equal to three percent (3%) of the unpaid amounts. This late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant's failure, and has been agreed upon by Landlord and Tenant as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of Tenant's failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will constitute liquidated damages and will be paid to Landlord together with such unpaid amounts and interest pursuant to Article 28.34. The payment of this late payment charge will not constitute a waiver by Landlord of any default by Tenant under this Lease.

ARTICLE 5.   OPERATING EXPENSES.
-------------------------------

         5.1   GENERAL.

         (a) In addition to Monthly Rent, beginning on the Commencement Date, Tenant shall pay Tenant's Proportionate Share of the Operating Expenses of the Project defined below, paid, payable or incurred by Landlord in each calendar year or partial calendar year during the Term. If Operating Expenses are calculated for a partial calendar year, an appropriate proration shall be made.

         (b) As used in this Lease, the term "Operating Expenses" means:

                  (1) All costs of management, operation, and maintenance of the Project, including without limitation real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to real property taxes); wages, salaries, and compensation of employees engaged in the repair, operation, maintenance, leasing (but excluding third party leasing commissions), or security of the Project; consulting, accounting, legal, janitorial, maintenance, guard, and other services; management fees and costs (charged by Landlord, any affiliate of Landlord, or any other entity managing the Project and determined at a rate consistent with prevailing market rates for comparable services and Projects); that part of office rent or rental value of space in the Project used or furnished by Landlord to enhance, manage, operate, and maintain the Project; electricity, water, waste disposal, and other utilities; materials and supplies; maintenance and repairs; insurance obtained with respect to the Project; depreciation on personal property and equipment, except as set forth in Article 5.1(c), below, which is or should be capitalized on the books of Landlord; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and/or Operating Expenses; and

                  (2) The cost (amortized on a straight line basis over the reasonable useful life as determined by Landlord) together with interest at the lesser of the Prime Rate plus two percent (2%) or Landlord's borrowing rate for such capital improvements (including the rental of equipment which would be a substitute for a capital expense that the Landlord would otherwise incur), on the unamortized balance of any capital improvements that are made to the Project by Landlord (i) for the purpose of reducing Operating Expenses, or (ii) required under any law or regulation that was not applicable to the Project at or prior to the Commencement Date.

         (c) The Operating Expenses will not include:

                  (1) depreciation on the Project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting and wall covering in public corridors and Common Areas);

                  (2) advertising costs, finders' fees and real estate brokers' commissions;

                  (3)      ground lease or mortgage payments;

                  (4) costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense;

                  (5) the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

                  (6) any income, estate, inheritance, or other land transfer or mortgage tax and any excess profit, franchise, or similar taxes on Landlord's business provided, however, that if a tax or excise on Rent or other amounts payable by Tenant to Landlord is levied or assessed against Landlord on account of Rent, such tax shall not be excluded from Operating Expenses;

                  (7) The cost of correcting defects in construction of the Building or in the Building systems or equipment (as opposed to the cost of normal repair, materials and equipment installed in the Building in light of their specifications);

                  (8) All expenses for which Landlord has received any reimbursement to the extent of such reimbursement including, without limitation, reimbursements from Tenant or other tenant (such as reimbursement for repairs) or pursuant to contractor's or other warranties or condemnation, but excluding matters paid as additional rent or rent adjustment or other tax or expense pass-through or escalation expressly provided for in a tenant lease;

                  (9) Any interest or penalty charges or attorneys' fees incurred by Landlord due to the violation of any law or failure to pay obligations of the Landlord before they become delinquent (whether or not the payment of such obligations is reimbursed through Operating Expenses);

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
                  (10) Costs (including, without limitation, permit, license and inspection fees) of any alterations, renovations or improvements of, or decorating in, the Premises or any other tenant's premises in the Building;

                  (11) Expenses incurred in connection with services (including special service from Landlord's employees) or other benefits of a type which are not available or provided to Tenant (regardless of whether Landlord is prepared to perform such services for Tenant) but which are available to or provided to another tenant or occupant of the Building;

                  (12) Attorneys' fees, costs and disbursements and other expenses incurred in connection with any matters related to Landlord which are not related to the maintenance, operation or repairing of the Project including, without limitation, any matter related to
                           (i) the formation and continued existence of Landlord, (ii) any loans to Landlord relating to the Building, (iii) tenant leases, including, without limitation, negotiations with prospective tenants or disputes with or enforcement actions against any tenant, and (iv) the defense of Landlord's title to or interest in the Building;

                  (13) The cost of any repairs, alterations, additions, charges, replacements and other items not specifically permitted to be included under this
                           Article 5 and which, under generally accepted accounting principles, are properly classified as capital expenditures;

                  (14) Any on-site management or other fees paid to an agent which is related to Landlord to the extent such fees are in excess of the then current market rate for customary management fees for projects similar to the Building;

                  (15) Payments in respect of profit to parties related to Landlord for supplies or materials to the extent that the cost of such supplies or materials exceeds the cost that would have been paid had such supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis; and

                  (16) Costs incurred by Landlord in connection with the removal, abatement, containment or remediation of asbestos, asbestos containing material, volatile organic compounds or other hazardous materials (if and to the extent that such other hazardous materials are classified as such under applicable hazardous materials laws as in effect as of the date of this Lease) from or with respect to the Project.

         5.2 ESTIMATED PAYMENTS. During each calendar year or partial calendar year in the Term beginning as of the Commencement Date, in addition to Monthly Rent, Tenant shall pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's Proportionate Share multiplied by the Estimated Operating Expenses, defined below, for such calendar year. Estimated Operating Expenses for any calendar year means Landlord's reasonable estimate of Operating Expenses for such calendar year and will be subject to revision according to the further provisions of this Article 5.2 and Article 5.3. During any partial calendar year during the Term, Estimated Operating Expenses will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of Estimated Operating Expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant shall pay to Landlord 1/12 of the product of Tenant's Proportionate Share multiplied by the Estimated Operating Expenses for such calendar year; however, if such written notice is not given in December, Tenant shall continue to make monthly payments on the basis of the prior year's Estimated Operating Expenses until the month after such written notice is given, at which time Tenant shall commence making monthly payments based upon the revised Estimated Operating Expenses. In the month Tenant first makes a payment based upon the revised Estimated Operating Expenses, Tenant shall pay to Landlord for each month which has elapsed since December the difference between the amount payable based upon the revised Estimated Operating Expenses and the amount payable based upon the prior year's Estimated Operating Expenses. If at any time or times it reasonably appears to Landlord that the actual Operating Expenses for any calendar year will vary from the Estimated Operating Expenses for such calendar year, Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised Estimated Operating Expenses.

         5.3 ANNUAL SETTLEMENT. Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon after such one hundred twenty (120-day) period as practicable, Landlord shall deliver to Tenant a statement of amounts payable under Article 5.1 for such calendar year prepared and certified by Landlord

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

or its agents. Such certified statement shall be final and binding upon Tenant unless Tenant objects to it in writing to Landlord within thirty (30) days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess shall be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord shall refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after the delivery of such statement. Provided no Event of Default exists under this Lease, Tenant shall have ninety (90) days after receipt of the statement to have an independent certified public accountant which is either (i) a "big-six" accounting firm or (ii) is not working for Tenant on a contingency fee basis, complete an audit of Landlord's books and records on Operating Expenses, during normal business hours upon reasonable advance written notice at Landlord's local office. Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days of receipt by Tenant. The cost of such audit will be borne solely by Tenant unless, in connection with the audit, it is demonstrated that Landlord overstated Operating Expenses by 5% or more in the aggregate (after netting any understated line items against overstated line items), in which case Landlord will bear the reasonable cost of such audit.

         5.4 FINAL PRORATION. If the Term ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends shall be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant's obligation to pay any increase, or Landlord's obligation to refund any overage, shall survive the expiration or other termination of this Lease.

         5.5 OCCUPANCY VARIANCE. Operating Expenses which vary with occupancy and are attributable to any part of the Term in which less than 95% of the rentable area of the Building is occupied by tenants shall be adjusted by Landlord proportionally to the amount that they would have been if 95% of the rentable area of the Building had been occupied.

         5.6   OTHER TAXES.

         (a) Tenant shall reimburse Landlord within 30 days after demand for any and all taxes payable by Landlord (other than as set forth in Article 5.6(b) below), whether or not now customary or within the contemplation of Landlord and
Tenant:

         (1) upon or measured by rent, including without limitation, any gross revenue tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of rent;

         (2) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and

         (3) upon a reassessment of the Project or Building by a taxing authority having jurisdiction over the same.

         (b) Tenant will not be obligated to pay any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax, or capital levy imposed upon Landlord; provided, however, that Tenant shall pay any tax or excise on Rent or other amounts payable by Tenant to Landlord levied or assessed against Landlord on account of Rent.

         (c) Tenant shall pay promptly when due all personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant that if not paid might give rise to a lien on the Premises or Tenant's interest in the Premises.

         5.7 ADDITIONAL RENT. Amounts payable by Tenant pursuant to this Article 5 shall be payable as Rent, without deduction or offset (except as may be otherwise expressly provided in this Lease). If Tenant fails to pay any amounts due according to this Article 5, Landlord shall have all the rights and remedies available to it under this Lease and/or applicable law.

ARTICLE 6.   INSURANCE.
----------------------

         6.1 LANDLORD'S INSURANCE. At all times during the Term, Landlord shall procure and keep in full force and effect the following insurance:

         (a) All-risk Property Insurance insuring the Building, its equipment, common area furnishings, and the Tenant Improvements (as that term is defined in the Work Letter) at full replacement cost (excluding foundations), with such deductibles as Landlord considers appropriate;

         (b) Commercial General Liability Insurance insuring its interest in the Project in such amounts as Landlord deems reasonably appropriate for the Project in the geographical area in which it is located;

         (c) Such other insurance as Landlord reasonably determines from time to time and is commercially reasonable and customary for the Project in the geographical area in which it is located.

         6.2 TENANT'S INSURANCE. Tenant shall, at its sole cost and expense, keep in full force and effect the following insurance:

         (i) All-Risk Property Insurance on "Tenant's Property" for the full replacement value. Such policy shall contain an Agreed Amount endorsement in lieu of a coinsurance clause. "Tenant's Property" is defined to be all improvements, betterments and personal property of Tenant located in or on the Premises, Common Areas or Building, excluding that which is insured by Landlord's all-risk Property Insurance, as set forth in
                  Article 6.1(a) herein.

         (ii) Commercial General Liability Insurance insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Tenant pursuant to the Lease. Such insurance shall be in the amount of at least $2,000,000 per occurrence. Such policy shall name Landlord, Landlord's wholly owned subsidiaries and agents and any Mortgagees of Landlord as additional insureds.

         (iii)    Workers' Compensation insurance as required by state law.

         (iv) Any other form or forms of insurance or increased amounts of insurance as Landlord or any Mortgagees of Landlord may reasonably require from time to time.

         All such policies shall be written in a form and with an insurance company satisfactory to Landlord and any mortgagees of Landlord, and shall provide that Landlord, and any mortgagees of Landlord, receive not less than thirty (30) days prior written notice of any cancellation. Prior to or at the time that Tenant takes possession of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

         6.3 FORMS OF POLICIES. All policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after thirty
(30) days' prior written notice to Landlord. All Commercial General Liability and All-Risk property policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

         6.4 WAIVER OF SUBROGATION. Notwithstanding that any loss or damage may be due to or result from the negligence of either of the parties hereto, Landlord and Tenant, for themselves and their respective insurers, each waive any and all rights to recover against the other, against any subsidiary or joint venture of such other party or against any other occupant of the Project, or against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the Project, for any loss or damage to the property of such such waiving party arising from any cause.

         6.5 ADEQUACY OF COVERAGE. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6, are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

         6.6 CERTAIN INSURANCE RISKS. Tenant shall not do or permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project or fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.


ARTICLE 7.   USE.
----------------

         The Premises shall be used only for the purposes designated in Article 1.1(y) and purposes incidental to that use, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall use the Premises in a careful, safe, and proper manner. Tenant shall not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws, for the use or purposes of demonstrations or picketing, or for any improper, immoral, unlawful, pornographic, sexually explicit, or objectionable use or purpose. Tenant shall not cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant shall conduct its business and control its employees, and agents in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other Tenant or occupant of the Project or Landlord in its operation of the Project.


ARTICLE 8.   COMPLIANCE WITH LAWS.
---------------------------------

         Tenant, at its sole cost and expense, shall promptly comply with all laws, including building and zoning laws, the ADA, statutes, ordinances, and governmental rules and regulations with respect, related or applicable to Tenant's use or occupancy of the Premises. Tenant shall also comply with the requirements of any board of fire underwriters or other similar body constituted after the Lease Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, and with the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises, or improvements or alterations made by or for the Tenant after the Lease Date, excluding requirements of structural changes to the Premises or the Building, unless required by negligence or willful acts of the Tenant or by the unique nature of Tenant's use or occupancy of the Premises. Landlord represents and warrants to Tenant that as of the date of this Lease, Landlord has received no written notice from any governmental entity that the Project is in violation of any law applicable to the Project, which violation has not been corrected to the satisfaction of the governmental entity giving such notice.


ARTICLE 9.   HAZARDOUS MATERIALS.
--------------------------------

         (a) For purposes of this Lease, "hazardous materials" means any explosives, radioactive materials, petroleum products, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "hazardous materials laws").

         (b) Tenant shall not cause or permit the storage, use, generation, or disposition of any hazardous materials in, on, or about the Premises or the Project by Tenant, its agents, employees, or contractors or invitees except to use in the ordinary course of Tenant's business in customary quantities for office tenants and in compliance with hazardous materials laws. Tenant shall not permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any hazardous materials in violation of any hazardous materials laws or result in the diminution of the value of the Building or Project or degradation of structural materials of the Premises. Tenant shall immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Landlord's prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

         (c) Tenant shall be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article 9. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the default. Tenant's obligations under this Article 9 will survive the expiration or other termination of this Lease.


ARTICLE 10.   ASSIGNMENT AND SUBLETTING.
---------------------------------------

         10.1 GENERAL. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants that it shall not assign, mortgage, or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Any assignment or sublease in violation of this Article 10 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy, or collection shall be deemed (a) a waiver of the provisions of this Article 10; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease including, without limitation, the covenant to pay Rent. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No assignment or subletting shall relieve Tenant from its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or sublease has been made. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance. Notwithstanding anything to the contrary contained herein, Landlord may withhold consent to a sublease or assignment unless Landlord is provided with waivers from any brokers involved in such subleasing or assignment of all lien rights of any such brokers under Illinois law, including but not limited to the Commercial Real Estate Broker Lien Act. Landlord also may withhold consent to a sublease or assignment if the proposed assignee or sublessee or its business is subject to compliance with additional requirements of the ADA, including related regulations as hereinafter defined, beyond those requirements which are applicable to Tenant unless Tenant, its assignee or subtenant at Landlord's request agree to make such alterations to the Premises and the Project that may be necessary in order to comply with the ADA as it applies to the use, occupancy, or alteration of the Premises, and to deposit with Landlord 100% of Landlord's reasonable estimate of the cost of such alterations. Notwithstanding anything in this Lease to the contrary, Tenant shall not assign this Lease or sublet all or any part of the Premises to a proposed assignee or sublessee whose use, occupancy, or tenancy of the Premises is prohibited by the terms of a lease between Landlord and any other tenant in: (i) the Building or
(ii) any other building owned, developed, or constructed by or at the direction of Landlord on land adjacent to the Project. ("Prohibited Tenant.") Prohibited Tenant shall include, but not be limited to, BURGER KING, CHECKERS, HARDEE'S, WHITE CASTLE, WENDY'S, CARL'S JUNIOR, JACK IN THE BOX, AND RALLY'S.

         10.2 RECAPTURE. Landlord shall have the additional right to terminate this Lease as to that portion of the Premises which the Tenant seeks to assign, or in the case of a sublease, to suspend this Lease as to that portion of the Premises and for that portion of the Term which the Tenant seeks to sublet. The Landlord may exercise such right to terminate or suspend by giving written notice to Tenant at any time on or before the date by which the Landlord notifies Tenant whether it consents to a proposed assignment or sublease. If the Landlord exercises such right to terminate or suspend, such termination or suspension shall become effective on the date set forth in the Landlord's written notice, which shall in no event be sooner than fifteen (15) days prior to, or later than fifteen (15) days following, the effective date of the proposed assignment or sublease as set forth in the Tenant's request for the Landlord's consent; provided that if the Tenant has failed to request such consent, then the effective date of any termination or suspension by the Landlord pursuant to this Article 10.2 shall be on any date specified by the Landlord which is reasonably determined to be the date which would have been necessary to get the space ready for possession by the Tenant's proposed subtenant or assignee. Upon any termination of this Lease pursuant to this Article 10.2, whether with respect to all or any portion of the Premises, Tenant shall have no further obligation under this Lease with respect to all or such portion of the Premises, as the case may be, for the period following the termination; provided that the Tenant shall remain liable to the Landlord for obligations which arose prior to the termination. Upon any suspension of this Lease pursuant to this Article 10.2, whether with respect to all or any portion of the Premises, Tenant shall have no obligations to Landlord with respect to all or such portion of the Premises, as the case may be, for the period of such suspension but shall remain liable for all obligations which arose prior to the effective date of the suspension, and shall again become liable for all obligations arising after the expiration of the suspension. Notwithstanding the foregoing, if Landlord shall exercise its right to terminate or suspend this Lease by giving written notice pursuant to this Article 10.2, the Tenant may rescind its request for an assignment, or subletting, by giving the Landlord written notice of such decision within fifteen (15) days of the Landlord's written notice of termination or suspension, and upon such rescission the termination or suspension of this Lease by the Landlord shall be null and void. The recapture right set forth in this Article 10.2 will not apply to any sublease that will, by its terms, (i) expire at least 12 months before the expiration of the Lease Term, with the subtenant having no right to renew or extend the sublease term into such 12-month period, AND (ii) grant to the subtenant the right to use no more than 3,500 rentable square feet.

         Prior to seeking Landlord's consent to a specific sublease or assignment, Tenant may elect to notify Landlord of Tenant's intention to sublease a portion of the Premises or to assign this Lease, and to request Landlord to state whether Landlord would exercise its right of recapture in connection therewith. Tenant's notice need not be accompanied by a copy of the sublease or assignment, but must contain in reasonable detail the name of the proposed subtenant or assignee, a description of the space to be subleased (including the number of rentable square feet and a depiction), the proposed commencement and expiration dates of the sublease or the commencement of the assignment, a summary of the key economic terms and any material nonmonetary terms of the proposed transaction, and must request Landlord to notify Tenant whether Landlord will exercise its recapture right under this Section 10.2 in connection therewith. If Landlord receives such a notice, Landlord will notify Tenant whether Landlord elects to exercise its recapture right under this
Section 10.2 with respect to such proposal. If Tenant's notice (requesting Landlord's notice of whether Landlord will exercise its recapture right) contains the following phrase in bold capital letters, then Landlord's right to exercise its recapture right with respect to such proposal will expire at the end of the 15th day after Landlord's receipt of such notice if it is not exercised within such time: "LANDLORD'S FAILURE TO EXERCISE ITS RECAPTURE RIGHT WITHIN 15 DAYS AFTER RECEIPT OF THIS NOTICE WILL RESULT IN EXPIRATION OF SUCH RECAPTURE RIGHT, AS SET FORTH IN SECTION 10.2 OF THE LEASE." If Landlord notifies Tenant that Landlord elects to recapture, then Tenant may, within 15 days after Landlord's notice, notify Landlord that Tenant elects not to proceed with the subject sublease or assignment and desires to keep this Lease in full force and effect, in which case Landlord's exercise of its recapture right will be rescinded. If, in response to Tenant's initial notice, Landlord notifies Tenant that Landlord elects not to recapture, then if Landlord receives from Tenant within 90 days after Landlord's notice of election a written request for Landlord's consent to a sublease or assignment conforming in all material respects (including, without limitation, commencement and expiration dates) to the proposal with respect to which Landlord elected not to recapture, then Landlord will not exercise its recapture right with respect to such sublease or assignment. Landlord's election not to recapture will not constitute Landlord's consent to the proposed transaction.

         10.3 SUBMISSION OF INFORMATION. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant shall submit in writing to Landlord at least thirty (30) business days prior to the effective date of the proposed assignment or sublease (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (e) the proposed form of assignment or sublease for Landlord's reasonable approval and any other information which Landlord may reasonably deem relevant.

         10.4 PAYMENTS TO LANDLORD. If Landlord consents to a proposed assignment or sublease, then Landlord shall have the right to require Tenant to pay to Landlord (I) 50% of the total amount of (a) any rent or other consideration paid to Tenant by any proposed transferee that (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alterations costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease; and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment; plus (II) 100% of Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review, and processing of the transfer. All such sums payable will be payable to Landlord at the time the next payment of Monthly Rent is due.

         10.5 PROHIBITED TRANSFERS. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease, or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord's consent in each instance. For purposes of this
Article 10, the transfer of outstanding capital stock of any corporate tenant will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, effected through the "over-the-counter market" or through any recognized stock exchange.

         10.6 PERMITTED TRANSFER. Notwithstanding anything to the contrary contained in this Article, Landlord's consent shall not be required for an assignment or other transfer of Tenant's interest under this Lease or a sublease of the entire Premises to an affiliate of Tenant or to an entity resulting from a merger with Tenant or to an entity purchasing substantially all of the assets or capital stock of Tenant provided that (i) Tenant shall notify Landlord in writing of the proposed transaction and the identity of the proposed assignee or sublessee, (ii) at the time of such proposed assignment, transfer or sublease, Tenant shall not be in default of any of the terms of this Lease, (iii) any proposed assignee or transferee shall agree in a writing reasonably acceptable to Landlord that it will assume and be bound by the terms of this Lease, (iv) there shall be no change in use of the Premises, (v) any proposed assignee or transferee shall have a net worth no less than the net worth of Tenant as of the date of execution of this Lease, and (vi) that Tenant agrees to make such alterations to the Premises and the Project that may be necessary in order to comply with the ADA as it applies to the use, occupancy, or alteration of the Premises by the assignee or subtenant. As used herein, an "affiliate" shall mean an entity which directly or indirectly controls or is controlled by or is under common control with Tenant. "Controls," "controlled by" or "under common control" means with regard to a corporation ownership of at least 50% of the issued and outstanding stock or with regard to a corporation and any other entity, ownership of at least 50% of the equity, interests, voting or other decision making power.

         10.7 CONDITION. It is an express condition of any permitted assignment or sublease that Tenant not be in default of any of the terms of this Lease at the time Tenant provides Landlord its request for written consent to such assignment or sublease.

         10.8 REMEDIES. If Tenant believes that Landlord has unreasonably withheld or delayed its consent pursuant to this Article 10, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld or delayed its consent or an order of specific performance or mandatory injunction of the Landlord's agreement to not unreasonably withhold or delay its consent.


ARTICLE 11.   RULES AND REGULATIONS.
-----------------------------------

         Tenant and its employees, agents, licensees, and visitors shall at all times observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit D. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, the Building, and the Project, and the comfort, quiet, and convenience of occupants of the Project. Modifications or additions to the Rules and Regulations will be effective upon thirty (30) days' prior written notice to Tenant from Landlord. In the event of any breach of any of the Rules or Regulations or any amendments or additions thereto, Landlord shall have all remedies that this Lease provides for default by Tenant, and shall in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. Landlord shall not be liable to Tenant for violation of such Rules and Regulations by any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern.

ARTICLE 12.   COMMON AREAS.
--------------------------

         As used in this Lease, the term "Common Areas" means, without limitation, the above ground parking area, hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and their guests, invitees, employees, licensees, or visitors. Without advance written notice to Tenant, except with respect to matters covered by Article 12(a) below, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under
Article 12(a) in such a manner as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Premises, Landlord will have the right to:

         (a) Close off any of the Common Areas to whatever extent required in the reasonable opinion of Landlord to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas;

         (b) Temporarily close any of the Common Areas for maintenance, alteration, or improvement purposes; and

         (c) Subject to the provisions of Article 27, change the size, use, shape, or nature of any such Common Areas, including erecting additional Buildings on the Common Areas, expanding the Building or other Buildings to cover a portion of the Common Areas, converting Common Areas to a portion of the Building or other Buildings, altering the Common Areas in order to comply with the ADA, or converting any portion of the Building (excluding the Premises) or other Buildings to Common Areas. Upon erection of any additional Buildings or change in Common Areas, the portion of the Project upon which Buildings or structures have been erected shall no longer be deemed to be a part of the Common Areas.


ARTICLE 13.   LANDLORD'S SERVICES.
---------------------------------

         13.1 LANDLORD'S REPAIR AND MAINTENANCE. Landlord shall maintain and repair the Common Areas of the Project, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structural elements of the Building in reasonably good order and condition, the cost of which is included in Operating Expenses.

         13.2   LANDLORD'S OTHER SERVICES.

         (a) Landlord shall furnish the Premises with those services customarily provided in comparable office buildings in the vicinity of the Project, including without limitation (1) heat and air conditioning reasonably required for the comfortable occupation of the Premises during business hours; (2) access and elevator service; (3) lighting replacement during business hours (for Building standard lights, but not for any special Tenant lights, which will be replaced at Tenant's sole cost and expense); (4) restroom supplies; (5) window washing with reasonable frequency, as determined by Landlord; and (6) cleaning service five (5) days per week in accordance with the cleaning specifications attached hereto as Exhibit G. Landlord may, but will not be obligated to provide, any such services (except access and elevator service) on holidays. Landlord shall not provide electricity for lighting, receptables and outlets or incidental uses in the Premises which shall be separately metered to Tenant. Tenant, at its sole cost and expense, shall make all necessary arrangements with the utility company for the provision of electric service and shall pay for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. Landlord will cause the initial Premises to be separately metered for electricity, and will bear the cost of such meter and the installation thereof.

         (b) Tenant will have the right to purchase for use during business hours and non-business hours the services described in Article 13.2(a)(1) and
(2) in excess of the amounts Landlord has agreed to furnish so long as

(1) Tenant gives Landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as Additional Rent (at the time the next payment of Monthly Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services.

         (c) The term "business hours" means 8:00 a.m. to 6:00 p.m. on Monday through Friday, except holidays (as that term is defined below), and 8:00 a.m. to 1:00 p.m. on Saturdays, except holidays. The term "holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         13.3 TENANT'S COSTS. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Building's air conditioning system, Landlord shall have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service shall be paid by Tenant as Additional Rent within thirty (30) days of receipt of an invoice. Should Tenant desire any additional service beyond that described in Article 13.2 hereof, Landlord may, at Landlord's option upon reasonable advance notice from Tenant to Landlord, (i) refuse to consent to such services or (ii) consent to such services upon such conditions as Landlord elects (including the requirement that submeters be installed at Tenant's expense, that Tenant pay directly to the provider of such service (in the case of submetered services) or to Landlord, as Additional Rent within thirty (30) days of receipt of an invoice, Landlord's additional expenses resulting therefrom, and that Tenant pay the cost of all alterations or additions made to accommodate such excess use, including the cost of a submeter and installation of the same.) Neither party to this Lease is aware of anything set forth in the Working Drawings (as defined in the Work Letter) that would require supplemental heating or air conditioning.

         13.4 LIMITATION ON LIABILITY. Landlord shall not be in default under this Lease or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services which Landlord has agreed to supply during any period provided that Landlord uses commercially reasonable diligence to supply such services. Landlord will use commercially reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order, or regulation of any governmental agency, conditions of supply and demand that make any product unavailable, Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant, mandatory or prohibitive injunction issued in connection with the enforcement of the ADA, or any other event or condition beyond the control of Landlord. Landlord shall not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord shall have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other Common Areas. Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 13, nor will such discontinuance in any way be construed as an eviction of Tenant or (except as otherwise provided below in this Article 13.4) cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease. If any utility or other service described in this
Article 13.4 is interrupted, Tenant will promptly notify Landlord in writing. If
(a) any utility or other service described in this Article 13.4 is discontinued or interrupted and (b) such discontinuance or interruption is within Landlord's reasonable control, and (c) such discontinuance or interruption continues for at least five consecutive business days and renders all or a material portion of the Premises untenantable for such period such that Tenant cannot and does not operate its business from the Premises or such portion for such period, then as Tenant's sole and exclusive remedy for such discontinuance or interruption Landlord will equitably abate Tenant's obligation to pay Monthly Rent and Tenant's Proportionate Share of Operating Expenses (as set forth in Article 5) beginning on the sixth business day after the later of (i) the first day of such interruption and (ii) the date of Landlord's receipt of Tenant's notice thereof, and ending on the date on which such service is substantially restored.

ARTICLE 14.   TENANT'S CARE OF THE PREMISES.
-------------------------------------------

         Tenant shall maintain the Premises (including Tenant's equipment, personal property, and trade fixtures located in the Premises) in the same condition as at the time they were delivered to Tenant, reasonable wear and tear and damage by casualty excluded. Tenant shall immediately advise Landlord of any damage to the Premises, Building or the Project. All damage or injury to the Premises, Building or the Project, or the fixtures, appurtenances, and equipment therein that is caused by Tenant, its agents, employees, or invitees may be repaired, restored, or replaced by Landlord, at the expense of Tenant. Such expense (plus 10% of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant within ten (10) days after delivery of a statement for such expense.


ARTICLE 15.   ALTERATIONS.
-------------------------

         15.1   GENERAL.

         (a) Except as otherwise specifically set forth in the Work Letter, Tenant shall not make or allow to be made any alterations, additions, or improvements to or of the Premises, the Building or the Project or any part thereof, or attach any fixtures or equipment thereto after the Lease Date, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; provided however that Landlord may withhold its consent, in its sole and absolute discretion, to any alteration, addition or improvement to the structural portions or the HVAC, plumbing or electrical systems of the Building. All such alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the Project as a result of the nature of Tenant's use of the Premises:

                  (1) Shall be performed by contractors reasonably approved by Landlord and subject to conditions specified by Landlord (which may include requiring the posting of a mechanic's or materialmen's lien bond); and

                  (2) At Landlord's option, will be made by Landlord for Tenant's account, and Tenant will reimburse Landlord for their cost within ten (10) days after receipt of a statement of such cost.

         (b) Subject to Tenant's rights in Article 17 herein, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, shall immediately become Landlord's property, and at the end of the Term shall remain on the Premises without compensation to Tenant, unless when consenting to such alterations, additions, fixtures, or improvements, Landlord has advised Tenant in writing that such alterations, additions, fixtures, or improvements must be removed at the expiration or other termination of this Lease.

         15.2 FREE-STANDING PARTITIONS. Tenant shall have the right to install free-standing work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord shall not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays shall be part of Tenant's trade fixtures for all purposes under this Lease.

         15.3 REMOVAL. If Landlord has required Tenant to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Premises pursuant to this Article 15 prior to the Expiration Date, Tenant shall remove such alterations, additions, fixtures, and improvements at Tenant's sole cost and shall restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted. However, at the time that Tenant requests Landlord's consent to specific alterations, Tenant may also request that Landlord notify Tenant whether Landlord will, upon expiration or termination of the Lease Term, require Tenant to remove the subject improvements. If Tenant so requests and if Landlord consents to the alterations, then Landlord will also notify Tenant whether Landlord will require removal of any such alterations or improvements at the expiration or termination of the Lease Term. At the expiration or termination of the Lease Term, Tenant will not be required to remove any alterations or improvements which Landlord has previously notified would not be required to be removed. Landlord will not require removal of any of the initial Tenant Improvements performed under the Work Letter attached hereto as Exhibit B.

         15.4 ADA COMPLIANCE. Landlord shall comply with ADA Requirements, defined below, with respect to the Common Areas. Tenant, with respect to the Premises, at Tenant's sole cost and expense (but subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed), shall comply with the requirements imposed by the Americans with Disabilities Act (42 U.S.C. Article 12101 et seq.) and any regulations promulgated pursuant thereto effective from time to time during the Term ("ADA Requirements") if:

         (a) the requirement for such alteration or addition arises as a result of:

                  (1)      Any alteration or addition by Tenant after the Lease
                           Date;

                  (2)      Any violation by Tenant of any ADA Requirements;

                  (3) A special use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant (including but not limited to use for a facility which constitutes, or if open to the public generally would constitute, a "place of public accommodation" under the ADA Requirements);

                  (4) The special needs of the employee(s) of Tenant or any assignee or subtenant of Tenant; or

         (b) The ADA Requirements would otherwise make Tenant rather than Landlord primarily responsible for making such alteration or addition.


ARTICLE 16.   MECHANICS'  LIENS.
-------------------------------

         Tenant shall pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant shall indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear, and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant, other than work performed by Landlord pursuant to this Lease. If any such lien, at any time, is filed against the Premises or any part of the Project, Tenant shall cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it shall deliver to Landlord, within such 10-day period, at least one hundred percent (100%) of the amount of the claim, plus estimated costs and interest, by cashier's check or certified funds, which shall be held by Landlord as security to insure payment of the lien and to prevent any sale of the Project by foreclosure or otherwise by reason of such lien, or, at Tenant's option, Tenant may within such time cause such lien to be insured over or bonded over, by a title insurance or bonding company and in an amount reasonably satisfactory to Landlord. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant fails to pay any charge, cost or expense for which a mechanics' lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, shall be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Project to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it shall immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by or for Tenant, Tenant shall give Landlord (i) written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work and (ii) two copies of Tenant's plans and specifications for such work.


ARTICLE 17.   END OF TERM.
-------------------------

         On the Expiration Date or earlier termination of this Lease, Tenant shall promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear and damage from casualty or condemnation. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building. Tenant shall not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixtures or equipment may result in impairing the structural strength of the Building. Whether or not Tenant is in default, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with Article 15. Tenant shall fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term shall be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them. Tenant shall pay Landlord for all expenses reasonably incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.


ARTICLE 18.   EMINENT DOMAIN.
----------------------------

         If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease shall terminate on a date (the "Termination Date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If any material portion of the Premises is so taken which prevents Tenant's reasonable use of the Premises for its intended purpose ("Material Portion"), Tenant will have the right to cancel this Lease by written notice to Landlord given within twenty (20) days after the termination date. If less than a Material Portion of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Monthly Rent shall be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking, and Tenant's Proportionate Share shall be appropriately recalculated. If twenty-five percent (25%) or more of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given within thirty (30) days after the termination date. In the event of any such taking, the entire award shall be paid to Landlord and Tenant will have no right or claim to any part of such award; however, Tenant shall have the right to assert a claim against the condemning authority in a separate action, so long as Landlord's award is not otherwise reduced, for Tenant's moving expenses and leasehold improvements owned by Tenant.


ARTICLE 19.   DAMAGE AND DESTRUCTION.
------------------------------------

         (a) If the Premises or the Building are damaged by fire or other insured casualty, Landlord shall give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 19. Such notice will be given before the thirtieth
(30th) day (the "notice date") after the fire or other insured casualty.

         (b) If the Premises or the Building are damaged by fire or other insured casualty to an extent which may be repaired within 180 days after the notice date, as reasonably determined by Landlord, Landlord shall promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Monthly Rent shall be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

         (c) If the Premises or the Building are damaged by fire or other insured casualty to an extent that may not be repaired within 180 days after the notice date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within 30 days after Landlord's delivery of a written notice that the repairs cannot be made within such 180-day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord shall diligently proceed to repair the Building and Premises and Monthly Rent shall be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

         (d) Notwithstanding the provisions of Article 19(a), (b), and (c) above, if the Premises or the Building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building, Landlord shall have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date. However, nothing in this clause (d) will waive or diminish Tenant's remedies for Landlord's failure to maintain the property insurance that Landlord is required to maintain under Article 6.1(a).

         (e) If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agents, contractors, employees, or invitees, there will be no abatement of Monthly Rent as otherwise provided for in this Article 19. Tenant shall have no rights to terminate this Lease on account of any damage to the Premises, the Building, or the Project except as specifically set forth herein, Tenant hereby waiving any such right which exists at law or in equity to the extent Tenant is not in violation of any laws.


ARTICLE 20.   SUBORDINATION.
---------------------------

         20.1 GENERAL. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or after the date affecting or placed, charged, or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument); provided, however, that any such subordination shall be subject to the right of Tenant to remain in possession of the Premises pursuant to the terms of this Lease, notwithstanding any foreclosure of such superior lien or any sale pursuant thereto, so long as Tenant is not in default under this Lease. This provision shall be self-operative and no further instrument shall be required in order to effect it. Notwithstanding the foregoing, Tenant shall execute, acknowledge, and deliver to Landlord, within twenty (20) days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination and non-disturbance agreement.

         20.2 ATTORNMENT. Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord's interest in the Premises, Tenant shall pay to such holder all Rent subsequently payable under this Lease provided Tenant is given notice of such lien and succession. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant shall, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease provided Tenant is given notice of such lien and succession. Such successor in interest, however, shall not be bound by:

         (a) Any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease;

         (b) Any amendment or modification of this Lease made without the written consent of such successor in interest (if such consent was required under the terms of such superior lien and Tenant was notified of such required consent);

         (c) Any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest; or

         (d)      Any claim or offset of Rent against the Landlord.

Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant shall, within twenty (20) days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment, so long as such instrument provides that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease.

ARTICLE 21.   ENTRY BY LANDLORD.
-------------------------------

         Landlord, its agents, employees, and contractors may enter the Premises at reasonable hours after reasonable notice, or at any time in response to an emergency, to:

         (a)      Inspect the Premises;

         (b) Exhibit the Premises to prospective purchasers, lenders, or, during the last twelve (12) months of the Term, to prospective tenants;

         (c) Determine whether Tenant is complying with all its obligations in this Lease;

         (d) Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

         (e)      Post written notices of nonresponsibility or similar notices;
                  or

         (f) Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building; however, all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

Tenant, pursuant to this Article 21, waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any permitted entry in accordance with this Article 21. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord shall have the right to use any and all lawful means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 21 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor shall any such entry entitle Tenant to damages or an abatement of Monthly Rent, Additional Rent, or other charges that this Lease requires Tenant to pay.


ARTICLE 22.   INDEMNIFICATION, WAIVER AND RELEASE.
-------------------------------------------------

         22.1 TENANT'S INDEMNIFICATION. Except for any injury to persons or damage to property on the Premises that is proximately caused by or results proximately from the negligence or deliberate act of Landlord, its employees or agents, and subject to the provisions of Article 6.4 herein, Tenant shall indemnify and hold Landlord, Landlord's wholly owned subsidiaries and the employees and agents of Landlord and Landlord's wholly owned subsidiaries, (hereinafter collectively referred to as the "Indemnified Parties" and individually as an "Indemnified Party"), their employees and agents harmless from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, reasonable attorney's fees) incurred in connection with or arising from:

         (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

         (b) any activity, work, or thing done or permitted by Tenant in or about the Premises, the Building, or the Project;

         (c) any breach by Tenant or its employees, agents, contractors, or invitees of this Lease;

         (d) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant; and

         (e) any alleged violation by Tenant of any statutes, laws, rules, regulations, including, without limitation, the ADA.

         If any action or proceeding is brought against an Indemnified Party by reason of any such claim for which Tenant has indemnified the Indemnified Parties, Tenant, upon written notice from such Indemnified Party, shall defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

          22.2 WAIVER AND RELEASE. Tenant, as a material part of the consideration to Landlord for this Lease, by this Article 22.2 waives and releases all claims against Landlord, Landlord's wholly owned subsidiaries, and their employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

ARTICLE 23.   QUIET ENJOYMENT.
-----------------------------

         Landlord covenants and agrees with Tenant that, so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.


ARTICLE 24.   EFFECT OF SALE.
----------------------------

         A sale, conveyance, or assignment of the Building or the Project shall operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant shall look solely to Landlord's successor in interest in and to this Lease. Landlord will deliver or credit to any such successor in interest the unapplied portion of any security deposit paid by Tenant under this Lease. This Lease shall not be affected by any such sale, conveyance, or assignment, and Tenant shall attorn to Landlord's successor in interest to this Lease, so long as such successor in interest assumes Landlord's obligations under the Lease from and after such effective date.


ARTICLE 25.   DEFAULT.
---------------------

         25.1 EVENTS OF DEFAULT BY TENANT. The following events are referred to, collectively, as "events of default" or, individually, as an "Event of Default":

         (a) Tenant fails to pay Rent when due, and such failure continues for five (5) days after written notice from Landlord;

         (b) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of fifteen (15) days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such fifteen (15-day) period, if Tenant fails to diligently commence to cure such breach within fifteen (15) days after written notice from Landlord and to complete such cure within a reasonable time thereafter.

         (c) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within fifteen
                  (15) days after its levy;

         (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

         (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

         (f) Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this Article 25.1, the occurrence of similar defaults three (3) times during any twelve (12) month period shall constitute a repeated default.

         25.2 LANDLORD'S REMEDIES. If any one or more events of default set forth in Article 25.1 occurs then Landlord has the right, at its election:

         (a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises shall cease and this Lease shall be terminated, except as to Tenant's liability, on the date specified by Landlord;

         (b) Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such lawful force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

         (c) Without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in
                  Article 28.32, provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

Should Landlord elect to reenter as provided in Article 25.2(b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any Rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Article or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

         25.3 DAMAGES; NO TERMINATION. In the event that Landlord does not elect to terminate this Lease as permitted in Article 25.2(a), but on the contrary elects to take possession as provided in Article 25.2(b), Tenant shall pay to Landlord Monthly Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, reasonable attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the Term, or the Premises covered by such new lease includes other premises not part of the Premises, a fair apportionment of the Rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Article 25.3 will be made in determining the net proceeds from such reletting, and any Rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Rent would have been payable under this Lease if possession had not been retaken, and Landlord shall be entitled to receive such rent and other sums from Tenant on each such day.

         25.4 DAMAGES UPON TERMINATION.

         (i) If this Lease is terminated on account of the occurrence of an Event of Default, Tenant shall remain liable to Landlord for damages in an amount equal to Monthly Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Article
25.3. Landlord shall be entitled to collect such damages from Tenant monthly on the day on which Monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord shall be entitled to receive such Monthly Rent and other amounts from Tenant on each such day.

         (ii) Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled, upon written notice to Tenant at any time after such termination, to declare the present cash value (as of the date of such default) of the entire balance of Rent for the remainder of the Term to be due and payable, and to collect such balance in addition to any additional amounts due prior to such termination in any manner not inconsistent with applicable law. For the purpose of this Article 25.4, the "present cash value" shall be computed by adding interest at the per annum interest rate described in Article 28.34 herein from the date on which this Lease is terminated to the date Landlord obtains a court judgment against Tenant for the amount due and discounting the entire balance due to Landlord at the Discount Rate charged by the Federal Reserve Banks as published in the "Money Rates" section of the Wall Street Journal on the day the Lease is terminated or if not published on such date, the publication date immediately prior to the termination date, plus two percent (2%).

         25.5 CUMULATIVE REMEDIES. Any suit or suits for the recovery of the amounts and damages set forth in Articles 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this Lease from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

         25.6 Landlord shall take reasonable measures to mitigate the damages recoverable against Tenant. Tenant shall bear the burden of proving Landlord failed to take such reasonable measures to mitigate damages in any lawsuit filed by Landlord to recover damages under or pursuant to this Lease.


ARTICLE 26.   INTENTIONALLY OMITTED.
-----------------------------------


ARTICLE 27.   PARKING.
---------------------

         At all times during the Term of this Lease and any duly exercised Renewal Term, and conditioned upon this Lease being in full force and effect and there being no Event of Default thereunder as defined herein, Tenant shall be permitted to use the above ground, outdoor surface areas of the Project (the "Outdoor Parking") as Landlord may designate from time to time for parking automobiles, subject to the Rules and Regulations set forth in Exhibit D, and any amendments or additions to such Rules and Regulations. The Outdoor Parking will be used by Tenant and/ or tenant's guests and/or visitors on an unassigned, nonreserved, and nondesignated basis or such other basis as Landlord directs from time to time. During the Term of this Lease, Tenant will have the right to use 3 vehicular parking spaces in the below-ground parking facility at an no charge, together with the vehicular drives affording ingress to and egress from said below-ground parking facility. In addition, during the Term of this Lease, Tenant will have the right to use 2 additional vehicular parking spaces in the below-ground parking facility, at an initial monthly charge of $50.00 per space, together with the vehicular drives affording ingress to and egress from said below-ground parking facility. Such charge will be subject to periodic increases by Landlord, but not more than once per Lease Year. Tenant's specific below-ground parking spaces will be designated by Landlord, and Tenant will use the below-ground parking facility in common with others whom Landlord may permit to use the same.

Landlord represents that for the Term of this Lease there will be at least 520 paved parking spaces serving the Project. In the event such parking is not reasonably adequate for tenants at the Building in Landlord's reasonable judgment, Landlord shall provide additional parking at the Building so that a total of at least 570 paved parking spaces are serving the Project.

ARTICLE 28.   MISCELLANEOUS.
---------------------------

         28.1 INTENTIONALLY OMITTED.

         28.2 SECURITY DEPOSIT. As of the Lease Date, Tenant has deposited the Security Deposit referred to in Article 1. of this Lease with Landlord as security for the full, faithful, and timely performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of the Security Deposit for the payment of any Rent, or any other sum in default, or for the payment of any other amount Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used, applied, or retained, Tenant shall, within five (5) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord will not be required to keep the Security Deposit separate from its general funds, and Tenant will not be entitled to interest on the Security Deposit. The Security Deposit shall not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the Monthly Rent due for the last month of the Term. If Tenant fully, faithfully, and timely performs every provision of this Lease to be performed by it, the Security Deposit or any balance of the Security Deposit will be returned to Tenant within sixty (60) days after the expiration of the Term. Landlord may deliver the funds deposited under this Lease by Tenant to the purchaser of the Building in the event the Building is sold, and after such time Landlord will have no further liability to Tenant with respect to the Security Deposit.

If Tenant notifies Landlord that Tenant desires to replace Tenant's cash Security Deposit with a letter of credit, Landlord will not unreasonably withhold its consent thereto. The form and terms of the letter of credit and the issuing bank will be subject to Landlord's approval.

         28.3 SIGNS.

                  (a) Except for signs that are located inside the Building and are not visible outside the Building, no signs will be placed in the Premises, Building or Project without the prior written consent of Landlord as to size, design, color, location, content, illumination, composition, material, and mobility, which consent may be withheld for any reason in the sole discretion of Landlord. All signs will be maintained by Tenant in good condition during the Term and any duly exercised Renewal Term and shall, in any event, comply with the Design Guidelines of the Cantera Owners Association. Tenant shall remove all signs at the end of the Term or duly exercised Renewal Term and shall repair and restore any damage caused by their installation or removal.

                  (b) So long as Tenant is not in default under this Lease and so long as Tenant is primarily in the business of writing computer software and computer operating systems, Landlord agrees that during the initial Term of this Lease Landlord will not grant to another tenant of the Building the right to have such tenant's sign installed on the exterior surface of the Building if such tenant is primarily in the business of writing computer software or computer operating systems unless, at the time Landlord grants such right to such tenant, such tenant leases or has agreed in writing to lease a greater number of rentable square feet in the Building than is then being leased by Landlord to Tenant in the Building.

         28.4 NO OFFER. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.

         28.5 JOINT AND SEVERAL LIABILITY. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

         28.6 NO CONSTRUCTION AGAINST DRAFTING PARTY. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

         28.7 TIME OF THE ESSENCE. Time is of the essence of each and every provision of this Lease.

         28.8 NO RECORDATION. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

         28.9 NO WAIVER. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the Terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the Terms of this Lease. The subsequent acceptance of rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         28.10 LIMITATION ON RECOURSE. It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertaking or agreements continued in this Lease are made or intended as personal covenants, undertaking or agreements by Landlord or its partners. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgments from Landlord. It is agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) shall not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to and will not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or relief in any suit or action in connection with enforcement or collection of amounts that may become owing or payable under or on account of insurance maintained by Landlord.

         28.11 ESTOPPEL CERTIFICATES. At any time and from time to time but within ten (10) days after prior written request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate in the form attached hereto as Exhibit E certifying as to the matters set forth therein. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Building or any part of the Project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it. Landlord will, at the request of Tenant, at any time and from time to time upon not less than 10 days' prior notice, execute and deliver to Tenant a certificate stating the following, as requested: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the date the Lease commenced and the rent commencement date (if different); (c) the current monthly installments of Monthly Rent and Tenant's Proportionate Share of Operating Expenses, the dates to which such rental and other charges have been paid, and that no such rent has been paid for more than 30 days in advance of its due date; (d) the amount of the Security Deposit paid to Landlord; (e) that Tenant is paying rent on a current basis, and there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant (or specifying such offsets, claims or defaults, if any are claimed); and (f) such other matters as may be reasonably requested.

         28.12 WAIVER OF JURY TRIAL. LANDLORD AND TENANT, BY THIS ARTICLE 28.12, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES TO THIS LEASE AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY OTHER CLAIMS (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE), AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

         28.13 NO MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default shall not work a merger, and shall, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Article 28.13 shall be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

         28.14 HOLDING OVER. Tenant shall have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy shall be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy shall not constitute a renewal or extension of this Lease for any further Term; and (c) such tenancy may be terminated by Landlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In the event Tenant remains in possession after the expiration of the Term, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained in this Lease.

         28.15 NOTICES. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and shall be deemed to have been given when (a) hand-delivered, effective upon receipt, (b) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (c) sent by certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in
Article 1.1, deposited in the United States Mail, with postage thereon fully prepaid, effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is earlier, or (d) sent by facsimile transmission, effective upon receipt provided that a hard copy is delivered by one of the methods outlined in clauses (a) through (c) above within three (3) days thereafter. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days' prior written notice of such change to the other party in the manner prescribed in this Article 28.15.

         28.16 SEVERABILITY. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         28.17 WRITTEN AMENDMENT REQUIRED. No amendment, alteration, modification of, or addition to the Lease shall be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the Terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

         28.18 CAPTIONS. The captions of the various articles of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles.

         28.19 AUTHORITY. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agrees, upon execution of this Lease, to deliver to Landlord a resolution or similar document to that effect.

         28.20 BROKERS. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except that Landlord has retained the Broker and Tenant has retained the Tenant's Broker, each as named in Article 1.1 hereof. Landlord agrees to be responsible for payment of Broker's fees and for the payment of Tenant's Broker's fees pursuant to separate agreement. Landlord and Tenant shall mutually indemnify and hold each other harmless from and against any claim for brokerage or finder's fees or other like payment based in any way upon agreements, arrangements or understanding made or claimed to have been made by Landlord or Tenant with any person other than Broker and Tenant's Broker.

         28.21 GOVERNING LAW. This Lease shall be governed by and construed pursuant to the laws of the state of Illinois.

         28.22 NO EASEMENTS FOR AIR OR LIGHT. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

         28.23 TAX CREDITS. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant shall prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord shall be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant finish allowance or otherwise. Tenant shall be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided or reimbursed by Landlord.

         28.24 INTENTIONALLY OMITTED.

         28.25 LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action. However, in any action for the enforcement, defense or interpretation of either party's right under this Lease, in addition to the rents and other sums, found to be due hereunder, the prevailing party will be entitled to payment of all collection and court costs incurred together with reasonable attorneys' and paralegals' fees, whether such fees and costs be incurred out of court, at trial, on appeal, or in any bankruptcy, arbitration or other administrative proceedings.

         28.26 NON-WAIVER. Any default in the payment of Monthly Rent or Additional Rent or other charges, or any failure of Landlord to enforce the provisions of this Lease upon any default by the Tenant shall not be construed as creating a custom of deferring payment or as modifying in any way the Terms of this Lease or as a waiver of Landlord's right to terminate this Lease as herein provided, or otherwise, to enforce the provisions hereof for any prior or subsequent default.

         28.27 PRESUMPTION. In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in Landlord's office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.

         28.28 WAIVER OF TECHNICAL DEFECTS IN NOTICES. In lieu of Landlord or Tenant waiving the right to receive any notices, both parties hereby waives any technical defects as to form, substance and delivery in the giving of any notices required by this Lease and Illinois Compiled Statutes so long as the notice reasonably apprises the appropriate party of the general nature of the reason for the giving of the notice and affords such party a reasonable opportunity to cure, if applicable.

         28.29 NO RIGHT TO TERMINATE. Tenant hereby waives the remedies of termination and rescission and hereby agrees that Tenant's sole remedies for Landlord's default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction.

         28.30 NO LIABILITY FOR CRIMES. Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts. The Landlord may, from time to time, employ or caused to be employed security personnel and equipment, however, such personnel and equipment are only for the protection of Landlord's property. Landlord reserves the right, in its sole and absolute discretion, to start, alter or terminate any such security services without notice. Tenant is urged to provide security for its invitees, its own personnel, and property as it deems necessary. Tenant is urged to obtain insurance to protect against criminal acts.

         28.31 BINDING EFFECT. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

         28.32 CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord's benefit, and shall not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent; provided, however, Tenant may disclose such terms or conditions to affiliates of Tenant and prospective subtenants and assignee for the sole purpose of evaluating a potential sublease or assignment so long as such affiliates and prospective subtenants and assignees agree to abide by the terms of this Article 28.32. Tenant may also disclose the terms of this Lease to Tenant's attorneys, accountants and consultants on a need-to-know basis, so long as Tenant advises such attorneys, accountants and consultants of the confidential nature of such information and such attorneys, accountants and consultants (as the case may be) agree to maintain such confidentiality. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

         28.33 FORCE MAJEURE. Landlord shall have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord's reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance will be extended day for day for the duration of the cause of Landlord's failure.

         28.34 INTEREST. All Rent and other sums dues under this Lease which are not paid when due shall accrue interest at the lesser of 12% per annum or the highest rate allowed by law.

         28.35 ENTIRE AGREEMENT. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Date.


                                    LANDLORD: THE NORTHWESTERN MUTUAL LIFE
                                              INSURANCE COMPANY

                                        By: NORTHWESTERN INVESTMENT MANAGEMENT
                                            COMPANY, its wholly owned subsidiary
                                            and authorized representative

                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


                                    TENANT: QUEST SOFTWARE, INC.

                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                    EXHIBIT A

                             LAYOUT OF THE PREMISES

                                    EXHIBIT B

                                   WORK LETTER

         This Work Letter is attached to and forms part of the Office Lease dated September 30, 1999 between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and QUEST SOFTWARE, INC., leasing space in the Building commonly known as Cornerstone At Cantera, Warrenville, Illinois


         To induce Tenant to enter into the Lease, and in consideration of the mutual covenants in the Lease and this agreement, Landlord and Tenant mutually agree as follows:

         1. Landlord will improve the Premises (the"Tenant Improvements" or "Work") at its sole cost and expense in accordance with those certain plans (the "Working Drawings") dated October 4, 1999, prepared by Gensler Inc. (the "Architect"). However, if Tenant requests any changes in the Working Drawings, Tenant will be solely responsible for any additional costs resulting from such changes.

         Landlord will pay for the preparation of the Working Drawings. All additional costs and expenses relating to the preparation and completion of plans or space plans for the Premises will be borne by Tenant, and will be due and payable to Landlord by Tenant when billed.

         2. Subject to the other terms and conditions of this Work Letter and the Lease, Landlord will proceed diligently and use reasonable efforts to cause the Work to be substantially completed on or before the Commencement Date set forth in Section 1.1(m) of the Lease. Unless a Tenant Delay (defined below) occurs, the Term of the Lease and Tenant's obligation to pay rent under the Lease will not commence until the Work has been substantially completed, as reasonably determined by Landlord. If Landlord fails to substantially complete the Work by the Commencement Date set forth in Section 1.1(m) of the Lease and any Tenant Delay (defined below) occurs, then the Term and Tenant's obligation to pay rent under the Lease will commence on the date on which the Work would have been substantially completed but for the Tenant Delay, as reasonably determined by Landlord. All work to be done in the Premises, including, without limitation, the Work, will be subject to Landlord's approval, and no work may be undertaken in the Premises until such approval is given.

         3. (a) When Landlord is of the opinion that the Tenant Improvements are substantially complete, then Landlord shall notify Tenant. Tenant agrees that, upon such notification, Tenant will promptly (and not later than two (2) business days after the date of Landlord's notice) inspect the Premises and, if applicable, furnish to Landlord a written statement that the Tenant Improvements are substantially completed, with the exception of certain specified and enumerated incomplete items consisting of insubstantial details of construction, decoration or mechanical adjustment, none of which interferes with Tenant's use and occupancy of the Premises for the conduct of its business, if any ("Punch List"). If Tenant fails to inspect the Premises or to provide Landlord a Punch List, the Tenant Improvements shall be deemed complete. Substantial completion of the Work will include a final inspection by the City of Warrenville and the oral or written approval by such City for occupancy of the Premises.

            (b) Tenant agrees that, at the request of Landlord from time to time thereafter, Tenant will promptly furnish to Landlord revised Punch Lists reflecting any completion of any prior Punch List items. If the Punch List or any revised Punch List consists only of items, the non-completion of which would not materially impair Tenant's occupancy of the Premises, then, in such event, the Premises shall be deemed to be substantially complete and Tenant will acknowledge in writing that the Premises are substantially complete and accept possession of the Premises. Tenant's acknowledgement or acceptance of the Premises shall not relieve Landlord of its obligation to complete all Punch List items.

         4. Tenant shall have the right to inspect the Work from time to time, provided that Tenant does not interfere with the progress of the Work. All procedures and requirements relating to extras, changes and deletions in the Work, and the costs thereof, shall be governed by the terms of the construction contract documents. No extras, changes, or deletions in the Work materially affecting any structural elements, windows, elevators or HVAC, electrical, plumbing or other systems serving portions of the Building, or affecting the character or design of the Work shall be permitted without the prior written consent of Landlord, which Landlord may withhold in its sole discretion.

         5. If Tenant wishes Landlord to do any work in connection with the Premises prior to the Lease Commencement Date other than the Work (such other work hereinafter is referred to as "Tenant's Extra Work"), the following terms, conditions, agreements and procedures shall apply and control:

                  a. Tenant, at its sole cost and expense, shall submit to Landlord, all necessary drawings, plans and specifications for the proposed Tenant's Extra Work (such drawings, plans and specifications hereinafter are referred to as "Tenant's Extra Work Plans"). Tenant's Extra Work Plans must be acceptable in all respects to Landlord, which acceptance Landlord may withhold in its sole discretion.

                  b. Landlord will construct or cause to be constructed Tenant's Extra Work substantially in accordance with Tenant's Extra Work Plans provided that Tenant's Extra Work Plans have been accepted in writing by Landlord, and that Tenant has complied with all provisions, terms and conditions of this Work Letter.

                  c. All of Tenant's Extra Work shall be done at Tenant's sole cost and expense. Within 15 days after the submission by Tenant to Landlord of proposed Tenant's Extra Work Plans, Landlord shall submit to Tenant for Tenant's approval a written estimate of the cost of Tenant's Extra Work (hereinafter referred to as an "Estimate"). Landlord may elect not to proceed with Tenant's Extra Work unless and until: (i) one Estimate covering the same is approved in writing by Tenant and an approved copy is delivered to Landlord; and (ii) Tenant has deposited with Landlord in escrow an amount sufficient to cover all costs of performing Tenant's Extra Work.

                  d. If Tenant desires any extras, changes or deletions in Tenant's Extra Work at any time, Tenant in each instance shall follow the same procedure prescribed in this Paragraph 5 for the initiation, approval and commencement of Tenant's Extra Work.

                  e. Tenant agrees to pay or reimburse Landlord for all Architect's, Landlord's general contractor's, subcontractor's and general conditions' costs pertaining to Tenant's Extra Work. In the event Tenant has not deposited in escrow an amount sufficient to cover all costs of performing Tenant's Extra Work or any extra or change as provided in paragraph 5d hereof, then within 15 days after being billed therefor, Tenant shall pay to Landlord or as Landlord otherwise directs, all such costs for Tenant's Extra Work. Landlord shall have, in connection with all such costs, all the rights and remedies that Landlord has under the Lease in connection with Rent that is due and payable by Tenant thereunder. All such costs shall be deemed Additional Rent due and payable under the Lease.

However, the noncompletion of Tenant's Extra Work will not delay the Lease Commencement Date.

         6. Tenant, with Landlord's prior written permission, may enter the Premises up to 5 days prior to the date specified in the Lease for the commencement of payment of Rent, in order that Tenant may perform, through Tenant's own contractors (which contractors shall be subject to Landlord's approval), such other work and decorations as Tenant may desire and as may be permitted in accordance with the terms and conditions of the Lease at the same time that Landlord's contractors are working in the space. However, the foregoing license to enter is conditioned upon Tenant's first obtaining the insurance coverage required under the Lease and furnishing Landlord with certificates of such insurance and paid premium receipts, and upon Tenant's contractors and workmen working in harmony and not interfering with the labor employed by Landlord, Landlord's contractors or any other tenant or their contractors. If, at any time, such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord immediately (with no notice being required). Such entry shall be deemed to be under all of the terms, covenants, conditions, provisions and agreements of the Lease except the covenant to pay Rent. Landlord shall not be liable in any way for any work, decorations or installations which are made prior to the date specified in the commencement of the payment of Rent or to the equipment, materials or tools of Tenant or its contractors, the same being solely at Tenant's risk. Prior to commencement of any work under this paragraph, Tenant shall deliver to Landlord all necessary permits, licenses, approvals, certificates and authorizations for prosecution and completion of the work.

         7.       Miscellaneous:

                  a. The Work and Tenant's Extra Work, if any, shall be done by Landlord and/or its designers, contractors and subcontractors, in accordance with the terms, conditions and provisions herein contained.

                  b. Except as provided in the Lease and the Working Drawings, and except as herein expressly set forth, Landlord has no agreement with Tenant and has no obligation to perform or provide any other work with respect to the Premises.

                           Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions and provisions of the Lease and this Work Letter.

                  c. Under no circumstances shall the Lease Commencement Date or Tenant's obligation to commence paying Rent be delayed in whole or in part because of any delay or cost arising from or incurred in connection with
                           (i) any extra, change or deletion requested or caused by Tenant or its agents or contractors at any time to any of the Work, (ii) Tenant's Extra Work or (iii) delay due to special equipment, fixtures or materials requested by Tenant or the unavailability of materials specified for Tenant Improvements (each, a "Tenant Delay").

                  d.       Time is of the essence under this Agreement.

                  e. Landlord's preparation of Working Drawings and the construction of Tenant Improvements shall not create or imply any responsibility or liability on the part of Landlord with regard to the completeness and design sufficiency of both the Working Drawings and the Tenant Improvements, or with regard to the compliance of the Working Drawings and the Tenant Improvements with all laws, rules and regulations of governmental agencies.

                  f. Any person signing this Work Letter on behalf of the Tenant warrants and represents that he has the express authority of Tenant to do so.

                  g. Landlord appoints Janet Reuter as Landlord's representative to act for Landlord in all matters associated with this Work Letter. Tenant appoints Susan Twellman, as Tenant's representative to act for Tenant in all matters associated with this Work Letter. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Work Letter shall be made to Landlord's representative or Tenant's representative, as the case may be. Tenant shall not make any inquiries of or requests to, and will not give any instructions or authorizations to, any employee or agent of Landlord, including, without limitation, Landlord's architect, engineers, and contractors or any of their agents or employees, with regard to matters associated with this Work Letter at any time by providing three (3) days' prior written notice to the other party.

                  h. This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of the Lease, whether obtained pursuant to any options under the Lease or otherwise, unless expressly so provided in the Lease or a written amendment or supplement thereto.

                  i. This Work Letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  j. All capitalized terms contained in this Work Letter and all terms otherwise undefined shall have the same meaning set forth in the Lease to the extent the same are used or defined therein.


                           LANDLORD: THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                     COMPANY

                               By: NORTHWESTERN INVESTMENT MANAGEMENT COMPANY,
                                   its wholly owned subsidiary and authorized
                                   representative

                                   By:
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------


                           TENANT: QUEST SOFTWARE, INC.

                                   By:
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------

                                    EXHIBIT C

                          COMMENCEMENT DATE CERTIFICATE

         This Commencement Date certificate is entered into by Landlord and Tenant pursuant to Article 3.1 of the Lease.

         1. DEFINITIONS. In this certificate the following terms have the meanings given to them in the Lease:

         (a)      Landlord:  __________________________________________

         (b)      Tenant:  ____________________________________________

         (c)      Lease: Office Lease dated [date] between Landlord and Tenant.

         (d)      Premises:  ___________________________________________

         (e)      Building Address:  ____________________________________

         2. CONFIRMATION OF LEASE COMMENCEMENT: Landlord and Tenant confirm that the Commencement Date of the Lease is ____________ and the Expiration Date is ____________ and that Article 1.1 of the Lease is amended accordingly.

         Landlord and Tenant have executed this Commencement Date certificate as of the dates set forth below.

TENANT:  ___________________________          LANDLORD: ________________________

By:      ___________________________          By:      _________________________
Its:     ___________________________          Its:     _________________________


Date:                                                         Date:

                                    EXHIBIT D

                              RULES AND REGULATIONS

         1. Landlord may from time to time adopt reasonable and appropriate systems and procedures for the security or safety of the Building, or any equipment, furnishings, or contents of the Building, and Tenant will comply with Landlord's reasonable requirements relative to such systems and procedures.

         2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building, provided that nothing contained in these Rules and Regulations shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Building. Tenant shall not be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

         3. Other than draperies expressly permitted by Landlord and building standard mini-blinds, material visible from outside the building shall not be permitted. In the event of the violation of this rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the Tenant.

         4. No cooking shall be done or permitted by Tenant on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by the Tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

         5. Tenant shall not employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning it. No Tenant shall cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Should Tenant's actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.

         6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances shall be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

         7. Tenant shall not in any way deface any part of the Premises or the Building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

         8. Tenant shall not alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agents, or employees shall retain a pass (master) key to all door locks on the Premises. Any new door locks required by Tenant or any change in keying of existing locks shall be installed or changed by Landlord following Tenant's written request to Landlord and shall be at Tenant's expense. All new locks and rekeyed locks shall remain operable by Landlord's pass (master) key. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys and access cards for the Premises and Building that have been furnished to Tenant. Landlord will not unreasonably withhold its consent to Tenant's installation of a card key access system for accessing the Premises.

         9. The elevator designated for freight by Landlord shall be available for use by Tenant during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise. Tenant shall be responsible for the provision of Building security during all moving operations, and shall be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord shall not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises shall be delivered or removed through the entrance and route designated by Landlord, and Landlord shall not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of Landlord, its agents, or employees.

         10. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or any flammable, combustible or explosive fluid or material or chemical substance other than cleaning fluids and solvents required in Tenant's normal operations in the Premises. Without Landlord's prior written approval, Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

         11. Subject to the restrictions set forth in Section 28.3(b), Landlord shall have the right, exercisable upon written notice and without liability to Tenant, to change the name and street address of the Building. If Landlord changes the street address of the Building, Landlord will, upon written request from Tenant, reimburse Tenant for Tenant's reasonable out-of-pocket costs of replacing its stationery and business cards due to such change (not to exceed a 6-month supply)

         12. Landlord shall have the right to prohibit any advertising by Tenant mentioning the Building that, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         13. Tenant shall not bring any animals (except "Seeing Eye" dogs or other guide animals) or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

         14. All persons entering or leaving the Building between the hours of 6 p.m. and 7 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays shall comply with such off-hour regulations as Landlord may establish and modify from time to time.

         15. Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes shall be the responsibility of each Tenant and such items may not be disposed of in the Building trash receptacles nor shall they be removed by the Building's janitorial service, except at Landlord's sole option and at the Tenant's expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

         16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         17. The requirements of the Tenant shall be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

         18. Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or Landlord.

         19. Tenant shall not conduct itself in any manner that is inconsistent with the character of the Building as a first quality Building.

         20. Neither Landlord nor any operator of the parking areas within the Project wherein the parking is located, as the same are designated and modified by Landlord, in its sole discretion, from time to time (sometimes collectively the "parking areas") shall be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct of other users of the parking areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (a) Landlord shall not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) Tenant uses the parking areas at its own risk; and (c) Landlord shall not be liable for personal injury or death, or theft, loss of, or damage to property. Tenant waives and releases Landlord from any and all liability arising out of the use of the parking areas by Tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

         21. Tenant [including Tenant's employees, agents, invitees, and visitors] shall use the parking described in Paragraph 27 of the Lease solely for the purpose of parking passenger cars, small vans, and small trucks and shall comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect thereto. Tenant shall ensure that any vehicle parked in any of the parking spaces shall be kept in proper repair, good operating condition, currently licensed, and shall not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking is at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to Landlord; or (c) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, including, at the Tenant's expense, the right to tow or boot the offending vehicle, may consider such default an Event of Default under the Lease.

         22. Tenant's right to use the parking shall be in common with other parties permitted by Landlord to use the parking areas. Subject to the terms of the Lease, Landlord shall not be liable to Tenant for any unavailability of parking nor shall any unavailability entitle Tenant to any refund, deduction, or allowance.

         23. If the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking areas shall not subject Landlord or any operator of the parking areas to any liability to Tenant and shall not relieve Tenant of any of its obligations under the Lease and the Lease shall remain in full force and effect, subject to the terms of the Lease.

         24. Tenant has no right to assign, sublease or sublicense, as the case may be, any of its rights in the parking, except as part of a permitted assignment or sublease of the Lease. However, Tenant may allocate the parking among its employees.

         25. No act or thing done or omitted to be done by Landlord or Landlord's agent during the Term of the Lease in connection with the enforcement of these Rules and Regulations shall constitute an eviction by Landlord of any Tenant nor shall it be deemed an acceptance of surrender of the Premises by any Tenant, and no agreement to accept such termination or surrender shall be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the Termination or surrender.

         26. As used in these Rules and Regulations, the word "Tenant" includes the employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

         27. Landlord shall have the right to designate all or any portion of the Building and/or Project as a non-smoking facility at any time during the Term.

         28. These rules and regulations are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

RE: Lease dated ____________________ ("Lease") between The Northwestern Mutual Life Insurance Company ("Landlord") and ____________________ ("Tenant") for Suite _______ ("Premises") in a building located at ________________ and commonly known as ________________("Building").

         The Tenant hereby certifies to Landlord, and to _________________, a ______________ ("_____________________") that the following information with respect to the Lease is true and correct:

1. The Lease is in full force and effect and has not been modified or amended except as specifically set forth in Paragraph 4. below. There are no other agreements, understandings, contracts or commitments of any kind with respect to the Lease or the Premises except as expressly provided in the Lease or in any amendment or supplement thereto set forth in Paragraph 4., below.

2. The Tenant asserts no claim of default, offset or defense against rent or other charges payable by the maintenance of the property of which the Premises are a part. To the best of Tenant's knowledge and belief, there is no default by Landlord under the Lease and all commitments made by Landlord to Tenant to induce Tenant to enter into the Lease have been satisfied.

3. All rent due under the Lease has been paid to the end of the current calendar month, which is ____, ____, and no rent due under the Lease has been paid more than one month in advance of its due date.

4.       Dates of any Lease amendments or modifications:  _____________________.

5.       Current Monthly Rental:  ___________________________.

6.       Lease Commencement Date:  ___________________________________.

7.       Lease Expiration Date:  _______________________________________.

8. The Lease contains no options to renew, first rights of refusal, options to expand, or options to terminate, except as follows:
         ______________________.

9. The Tenant has not assigned, or otherwise transferred its interest under the Lease, except as follows: ____________________________.

10. Tenant is using the Premises only for those purposes specifically permitted under the Lease, which is ____________________________.

11.      Landlord is holding Tenant's security deposit of $__________________.

12. Tenant is not in default under the Lease nor are there any conditions, or events which have occurred or which, with the passage of time or the giving of notice or both, would constitute a default or breach. Tenant is current in the payment of all taxes, utilities, common area maintenance payments, and other charges required to be paid by the Tenant pursuant to the Lease, and there exists no dispute relative to any such amounts.

13. The improvements and space required to be furnished according to the Lease have been duly delivered by the Landlord and accepted by the Tenant.


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

14. The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

         Dated: _______________________, ____.


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                    EXHIBIT F

                                 OPTION TO RENEW


         Subject to the provisions set forth below, the Lease Term may be renewed as to all (but not less than all) of the Premises as it then exists (including any expansion space then leased by Tenant in the Building under this Lease), at the option of Tenant, for one (1) additional period of 60 months (the "RENEWAL TERM"). The Renewal Term will be upon the same terms, covenants and conditions contained in the Lease, excluding the provision of Sections 2.2 (Termination Right), 3.3 (ROFO) and 28.3(b) (Signage Restrictions) of the Lease and excluding the Work Letter, and except for the amount of Monthly Rent payable during the Renewal Term, and any reference in the Lease to the "Lease Term" will be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant will be deemed to have accepted the Premises in "as-is" condition as of the commencement of the Renewal Term, it being understood that Landlord will have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease. Tenant will have no renewal option beyond the aforesaid 60-month period.

                  (a) The initial Monthly Rent during the Renewal Term for any space then constituting a portion of the Premises will be at a rate equal to the then prevailing market rate as reasonably determined by Landlord for fully credit worthy tenants for comparable space in the Building, for a term equal or comparable to the Renewal Term. The Monthly Rent will increase by fixed amounts on each anniversary of the commencement of the Renewal Term based on prevailing-market Monthly Rent increases applicable at the commencement of the Renewal Term, as reasonably determined by Landlord. Tenant's obligation to pay Tenant's Proportionate Share of the Excess (actual Operating Expenses minus Base Year Operating Expenses) pursuant to the Lease will continue during the Renewal Term.

                  (b) Such option to renew will be exercised by Tenant by delivering an initial nonbinding notice to Landlord no later than February 1, 2006, and not earlier than 60 days before such date, in which Tenant expresses its intention to exercise such option to renew. Thereafter, Landlord will notify Tenant ("LANDLORD'S NOTICE") of Landlord's calculation of (i) the initial prevailing market rate of Monthly Rent for the Premises, which calculation will reflect the market rate that would be payable per annum for a term commencing on the first day of the Renewal Term, and (ii) the prevailing market rate of increase in Monthly Rent applicable for such Renewal Term. If Tenant fails to give its initial nonbinding notice of intent to exercise its option to renew when due as provided in this Exhibit, Tenant will irrevocably be deemed to have waived such option to renew. Such calculation by Landlord will be final and will not be recalculated at the actual commencement of the Renewal Term (if any).

                  (c) Within 15 days after Landlord delivers Landlord's Notice, Tenant will deliver to Landlord a final binding notice in which Tenant
         (i) elects to renew the Lease and accepts the terms stated in Landlord's Notice, or (ii) declines to renew the Lease term, in which case Tenant's rights under this Exhibit will be null and void. If Tenant fails to notify Landlord within the 15-day period described above (after having given its initial nonbinding notice within the required time), time being of the essence, then Tenant will conclusively be deemed to have elected to renew the Lease on the terms set forth in Landlord's Notice and in this Exhibit.

                  (d) Tenant's right to exercise its option to renew this Lease pursuant to this Exhibit is subject to the following conditions: (i) that on the date that Tenant delivers notice of its election to exercise its option to renew, no Event of Default exists, and no condition exists which, with the giving of notice or the passage of time, or both, would constitute an Event of Default; and (ii) that Tenant has not assigned the Lease or sublet the Premises, at any time during the period commencing with the date that Tenant delivers its notice to Landlord of Tenant's exercise of such option to renew and ending on the commencement date of the Renewal Term, or at any time prior to such period, if such assignment or sublease extends into such period.


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

                                    EXHIBIT G

                            JANITORIAL SPECIFICATIONS


1.   NIGHT CLEANING

A.   Night Cleaning Services

     Service Contractor shall perform the following Night Cleaning Services for the Property:

     OFFICES & COMMON AREA'S:
     ------------------------

o    Vacuum all high traffic carpeted area's (Hallways, receptionist area, etc.)

o    Light vacuum individual office areas at least twice per week.

o Empty wastepaper baskets, and other trash receptacles, and remove to appropriate outside trash container. Large cardboard boxes must be broken down by tenant prior to removal.

o    Clean cigarette urns (if any), and replace sand as necessary.

o    Sanitize and clean all drinking fountains.

o Sweep all resilient tile and hard surface floors, and damp mop as necessary.

o Damp dust tops of filing cabinets (any personal items and papers must be removed), bookcases, window ledges & shelves.

o    Dust all telephones.

o Desk tops and computer screens will be feather dusted. Desktops must be clear and free of all paper and personal items for us to damp dust. We will do this per your instructions.

o    Clean upper side of all glass furniture tops (if any).

o Designated lights are to be turned off after work and buildings to be left in a neat and orderly condition.

     RESTROOMS:
     ----------

o    Empty and clean all paper towel and sanitary disposal receptacles.

o Clean all mirrors, powder shelves, and bright work (includes flushometers and piping).

o Refill soap, toilet tissue, and towel dispensers. Restroom stock is to be supplied by the customer.

o Sanitary napkin dispensers (if any) are to be stocked and serviced by customer.

o    Mop all hard surface floors with a disinfectant cleaner three times a week.

o    Remove wastepaper and refuse to designated trash pick up area or bin.

     KITCHEN AREA & LUNCHROOM:
     -------------------------

o    Clean and sanitize sinks.

o    Clean inside of Microwave Ovens.

o    Dispose of any left over coffee and clean coffee pots.

o    Clean tops of counter tops with disinfectant cleaner.

o    Wipe down fronts of appliances and vending machines (if any).

o    Sweep and spot damp mot tile flooring daily to remove spillage or track-in.

o Clean tops of tables and spot clean chairs (as needed) with disinfectant cleaner.

o    Damp mop tile floor thoroughly twice a week.

o    Vacuum any carpeting (if any) and spot clean as necessary.


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
     VESTIBULES:
     -----------

o    All entry doors to be checked for finger marks and smudges and cleaned.

o    Roll up mats (if any) cleaned.

o    Mop hard surface flooring (as needed).

     LAB AREA:
     ---------

o Clean as per instructed by tenant. Labs are critical areas that need to be discussed.

     MONTHLY:
     --------

o    Dust blinds (if any) in individual offices and receptionist area.

     QUARTERLY:
     ----------

o Perform all high dusting which includes vertical surfaces such as walls (cobwebs), partitions, and other surfaces not reached in daily cleaning.

o    Wash partitions and tile walls with disinfectant in all restrooms.

o    Vacuum upholstered furniture (if any).

o    Clean leather furniture (if any) with leather cleaner.

     SEMI-ANNUAL:
     ------------

o Carpet Cleaning: Recommend that carpeting in the high traffic areas be cleaned at least semi-annually, and in the individual offices annually. A separate bid will be submitted on this when the tenant is ready.

     INTERIOR AND EXTERIOR WINDOW CLEANING:
     --------------------------------------

o Interior and exterior cleaning of windows will be done on a separate bid basis.


                                       45